Exhibit 10.2

                                      LEASE


     1. Parties. This Lease is made this __________ day of February, 1997, at Menlo Park, California, SOLANO WAY PARTNERSHIP (hereinafter referred to as "Lessor") and LITHIA REAL ESTATE, INC., an Oregon corporation (hereinafter referred to as "Lessee").

     2. Use and Premises. Lessor hereby leases to Lessee, and Lessee hires from Lessor, for the purpose of conducting an automobile dealership sales and service establishment, and purposes incidental thereto, and for no other purpose, those certain premises with the appurtenances, buildings and improvements situated in Concord, County of Contra Costa, State of California, and more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Premises").

     3. Incorporation of Master Lease. Lessee hereby leases those premises described in Paragraph 2 of this Lease subject to and agrees to be bound by and shall abide by the terms and conditions of that certain lease entered into by, and between the County of Contra Costa as Lessor ("County") and the Solano Way Partnership as Lessee dated August 20, 1985 (the "Master Lease") as well as the First Amendment to Lease and Consent to Assignment between the same parties dated May 21, 1996 (the "First Amendment"); said Master Lease is attached hereto as Exhibit "B" and the First Amendment is attached hereto as Exhibit "C" and the terms and conditions of each are hereby incorporated by this reference as pertains to the Premises leased hereunder.

     Wherever in said Master Lease or the First Amendment, the Solano Way Partnership shall be required to do any act or shall be obligated in any manner with regard to the Premises leased hereunder (including the obligation not to act in some manner), Lessee hereunder agrees to perform said acts and to assume said obligations of the Solano Way Partnership so long as such performance and/or assumption of obligations are not inconsistent herewith. In addition, in the event Solano Way Partnership defaults under the Master Lease or the First Amendment, Lessee agrees to attorn to County as if County was named as the Lessor hereunder.

     Whenever in said Master Lease or the First Amendment, the County retains or is granted any rights with regard to the Premises or said Master Lease or the First Amendment, including but not limited to, right of entry upon the Premises, rights and remedies upon default of said Master Lease or the First Amendment or, in general, rights to enforce the provisions of the Master Lease or the First Amendment, Lessee hereunder agrees that Lessor hereunder shall have all such right with respect to the Premises and this Lease.


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     4.  Term.  The term of this Lease  (hereinafter  the  "Lease  Term")  shall commence on that day (hereinafter the "Sublease Commencement Date") when the escrow closes between Lithia Motors, Inc. and Magnussen Dodge whereby Lithia Motors, Inc. is acquiring some of the assets of Magnussen Dodge. The Lease Term shall run concurrently with the Master Lease and the First Amendment between Lessor and the County and therefore will terminate on August 20, 2020. For purposes of Paragraphs 5 and 6 of this Lease, the "Sublease Years" shall be the successive 12 month periods during the Lease Term which begin on the successive anniversaries of the Sublease Commencement Date.

     5. Rent.

     (a) Lessee shall pay directly to Contra Costa County the monthly rental due on the Master Lease and the First Amendment between Lessor and Contra Costa County.

     (b) In addition to the monthly rent payable to Contra Costa County, Lessee shall pay to Lessor the sum of $25,000 per month for the first two Sublease Years and $26,000 per month for the third Sublease Year.

     (c) With respect to the Fourth Sublease Year and each Sublease Year thereafter, the "Base Rent" of $26,000 per month shall be adjusted, upwards only, to reflect any increases in the Consumer Price Index -- All Urban Consumers (All Items, San Francisco-Oakland-San Jose, California; Base 1982-84 =
10) as published by the United States Department of Labor, Bureau of Labor Statistics (hereinafter the "Index"). Specifically, the Index for the first month of each Sublease Year after the third Sublease year (the "Adjustment Date") shall be compared with the Index for the first month of the third Sublease Year, and the Base Rent shall be increased in accordance with the percentage increase, if any, in the Index between those respective periods. The adjustment in rent pursuant to the two preceding sentences shall not exceed 5% in any one Sublease Year or 15% in any period of five Sublease Years. Lessor shall use its best efforts to calculate and give Lessee notice of any such increase in the Base Rent on or near the Adjustment Date, and Lessee shall commence to pay the increased Monthly Base Rent effective with the first month of each Sublease Year. Should the Bureau of Labor Statistics discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Lessor, in its discretion, shall adopt a substitute index and procedure which reasonably reflects and monitors consumer prices.

     6. Option to Purchase. Lessee shall have the option at any time during the first two Sublease Years to purchase all of Lessor's improvements to the Premises and all of Lessor's leasehold interests in the Master Lease (which improvements and interests shall hereinafter be referred to as the "Optioned Assets") under the terms and conditions set forth in this Paragraph 6:


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     (a) Lessee  shall have no right to exercise  the  purchase  option  granted under this Paragraph 6 after the last day of the second Sublease Year. If Lessee exercises the purchase option granted under this Paragraph 6 on or before the last day of the second Sublease Year, then Lessee shall have the right to close the purchase of the Optioned Assets at any time within 60 days after the date of the notice exercising the option (even if that closing does not fall within the first two Sublease Years).

     (b) If Lessee wishes to exercise the right to purchase the Optioned Assets pursuant to this Paragraph 6, the price for the Optioned Assets shall be $2,500,000, payable in cash.

     (c) If Lessee wishes to exercise the right to purchase the Optioned Assets from Lessor pursuant to this Paragraph 6, Lessee shall deliver to Lessor a written notice to that effect. Lessee shall be deemed to have exercised the option to purchase the Optioned Assets when that written notice is delivered to Lessor. If Lessee exercises the option to purchase the Optioned Assets from Lessor, and if Lessee tenders to Lessor (within 60 days after the date of the written notice) full payment for the Optioned Assets, then Lessor shall be obligated to sell and deliver the Optioned Assets to Lessee in exchange for the tendered purchase price and to take any and all actions and execute any and all documents necessary to convey to Lessee good title to the Optioned Assets.

     (d) The written consent of Contra Costa County to this Lease shall constitute consent by the County to the purchase of the Optioned Assets by Lessee from Lessor pursuant to this Paragraph 6.

     7. Security Deposit. Lessee has deposited with Lessor $25,000 as security for the full and faithful performance of each and every term, provision, covenant and condition of this Lease. In the event Lessee defaults in respect of any of the terms, provisions, covenants, or conditions of this Lease, including, but not limited to the payment of rent, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent in default or for any other sum which Lessor may spend or be required to spend by reason of Lessee's default. Should Lessee faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, upon expiration or sooner termination of this Lease, Lessor shall return the entire security deposit to Lessee. Otherwise, the security or any balance thereof shall be returned to Lessee at the expiration of the term hereof or upon sooner termination of this Lease. Lessee shall not be entitled to any interest on said security deposit.

     8. Taxes and Assessments.

     (a) Lessee shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed upon or against Lessee's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property

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to be assessed and billed separately from the real property of Lessor. If any of
Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee's property.

     (b) Lessee shall pay all real property taxes or assessments, general or special ("real property taxes") levied or assessed or hereafter levied or assessed, by any governmental authority, against the Premises or any portion of such taxes or assessment which becomes due or accrued during the term of this Lease. Each year Lessor shall notify Lessee of real property taxes and immediately on receipt of the tax bill shall furnish Lessee with a copy of the tax bill. Lessee shall pay said real property taxes semiannually not later than 10 days before delinquency or 5 days after receipt of the Lessor's tax bill, whichever is later.

     9. Utilities. Lessee shall make all arrangements for and pay for all utilities and services furnished to and used by it on the Premises, including, without limitation, gas, electricity, water, telephone service, trash collection, and for all connection charges.

     10. Indemnification of Lessor. The Lessee, as a material part of the consideration to be rendered to the Lessor, hereby waives all claims against the Lessor for damages to goods, wares and merchandise, and all other personal property in, upon, or about the Premises and for injuries to persons in or about the Premises, from any cause arising at any time, excepting claims arising from Lessor's wilful acts or gross negligence, and the Lessee will hold the Lessor exempt and harmless and indemnify said Lessor from any damage or injury to any person, or to the good, wares, and merchandise and all other personal property of any person, arising from the use of the Premises by the Lessee, or from the failure of the Lessee to keep the Premises in good condition and repair, as herein provided.

     11. Insurance.

     (a) The public liability and property damage insurance and products liability insurance which Lessee is obligated to maintain pursuant to subparagraph 14.A. of the Master Lease shall name both the Lessor and the County as co-insureds with the minimum combined single unit coverage for all damages due to bodily injury or death to any person and damage to property including the loss of use thereof, arising out of ownership, maintenance or use of the leased premises and all operations necessary or incidental thereto being increased from $500,000 to $5,000,000.

     (b) The fire and extended coverage insurance which Lessee is obligated to obtain and maintain pursuant to subparagraph 14.B. of the Master Lease shall name the Lessor and the County as additional insureds.


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     (c)  Workers'  Compensation.  Lessee  shall  obtain and  maintain  workers'
compensation insurance as required by law covering all employees of Lessee.

     (d) Boiler, Unusual Hazards, Other Insurance. Lessee shall procure and keep in force in form and coverage reasonably satisfactory to County:

     (i) Boiler and machinery insurance if at any time or from time to time such equipment is located on the Premises;

     (ii) If Lessee commits, permits or causes the conduct of any activity or the bringing or operation of any equipment on or about the Premises creating unusual hazards, Lessee shall, promptly on notice of demand from County, procure and maintain in force during such activity or operation, insurance sufficient to cover the risks represented thereby. County's demand for unusual hazard insurance shall not constitute a waiver of County's right if County would otherwise have that right, to demand the removal, cessation or abatement of such activity or operation.

     (iii) Other insurance, in amounts from time to time reasonably required by County or Lessor, against other insurable risks, if at the time they are commonly insured against for Premises similarly situated and containing comparable improvements.

     (e) Form of Policies. All policies of insurance required by this section shall be in such standard form and written by such qualified insurance companies as shall be satisfactory to Lessor and County. Evidence of such insurance shall be provided by Lessee by filing with County and Lessor a copy of the Policy or policies, together with a duly executed certificate to the effect that the insurance required by this Lease is extended in favor of and consistent with the terms set forth herein. Said policy or policies and/or certificates shall contain a provision that written notice of cancellation or any change shall be delivered to Lessor and County thirty (30) days in advance of the effective date thereof.

     (f) Notice. Each party hereto shall give to the other prompt and timely notice of any claim made or suit instituted with which the party has been served which in any way directly, contingently or otherwise, affects or might affect the other, and both shall have the right to participate in the defense of the same to the extent of its own interest.

     12. Alterations and Additions. The Lessee shall make no alterations, additions or improvements to the Premises or any part thereof without first obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld.

     13. Maintenance of Premises. Lessee shall, at Lessee's sole cost, keep and maintain the Premises, improvements, buildings, and appurtenances thereon and every part thereof, including but not limited to parking areas, plumbing, electrical systems, heating and

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air  conditioning  installation,  the  exterior  of the  walls,  the  structural portifons of the roof, foundations, walls and floors as well as the interior of the Premises in good order, condition, and repair.

     14. Destruction. In the event of extensive damage (greater than twenty-five percent (25%)) to or destruction of buildings or other improvements on the Premises from any cause, initially Lessee shall determine whether to repair or replace the improvements. If it is determined to repair or replace the improvements, the proceeds of any insurance policy paid on account of such damage or destruction shall be used by Lessee to defer the cost of repairing or replacing the improvements. If it is determined not to repair or replace the improvements, Lessee shall give written notice thereof to Lessor within twenty
(20) days of such damage or  destruction.  In such event,  Lessor shall have ten
(10) days thereafter to determine whether to repair or replace the improvements. If Lessor determines to repair or replace the improvements, the proceeds of any insurance policy paid on account of such damage or destruction shall be used by Lessor to defer the cost of repairing or replacing the improvements. If within said ten (10) day period, Lessor determines not to repair or replace the improvements, Lessor may terminate said Lease by giving written notice of same to the Lessee and the County. In this event, the insurance proceeds shall be paid to Lessor and thereafter distributed between Lessor and the County pursuant to the terms of the Master Lease.

     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Lessee hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

     15. Assignment and Subletting. The Lessee shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of the Lessor, who agrees not to unreasonably withhold its consent. As a condition to its consent, Lessor may properly require Lessee to pay all reasonable expenses incurred by Lessor, including but not limited to reasonable attorney fees, in connection with its approval and consent.

     16. Condemnation. It is hereby agreed that the condemnation clauses contained in Exhibit B regarding the Lessor and the County shall be fully complied with in the event of a condemnation. It is further agreed that Lessee hereunder shall have no interest whatsoever in any condemnation award, save and except as may be permitted by the applicable law at that time.

     17. Subordination. Lessee agrees that this Lease may, at the option of Lessor, be subject and subordinate to any mortgage, deed

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of trust or other  instrument of security which has been or shall be placed upon the leasehold estate and any and all building improvements thereon and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at anytime hereafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed or trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder.

     In this connection, in the event of a proceeding to foreclose any leasehold mortgage, Lessee agrees to attorn the leasehold mortgagee, or any person so designated in a notice from the leasehold mortgage.

     Notwithstanding any other provision of this Paragraph 17, any subordination of Lessee's interests in or under this Lease Agreement or the Leasehold estate or the Premises shall be subject to the condition that Lessee's leasehold interests hereunder shall remain in full force and effect and that Lessee shall not be disturbed in the event of any sale, foreclosure or other action with respect to the Premises so long as Lessee is not in default under the terms of this Lease. Stated differently, the subordination of Lessee's interest to any existing or new mortgage or trust deed is expressly conditioned upon the agreement by the lienor or encumbrancer to simultaneously enter into an agreement, in recordable form, which by its terms is binding upon the lienor or encumbrancer and its successors and assigns, whereby the lienor or encumbrancer agrees that in the event it should become necessary to foreclose said lien or encumbrance, then the lienor or encumbrancer will cause the sale of the Premises to be subject to this Lease and the rights of the Lessee hereunder, provided only that the Lessee is not in default under any of the terms, conditions or covenants of this Lease at the time of that foreclosure.

     18. Acknowledgment of Option Agreement. The parties acknowledge that the Lessor has granted to Chrysler Realty Corporation certain options affecting the leased premises, pursuant to Option Agreements, dated September 5, 1985. Under the terms and conditions of said option agreements, Lessee can sell, lease, sublease, or assign his rights to the Premises leased hereunder, provided: (a) concurrent with or prior to said sale, lease, sublease or assignment, the proposed purchaser, lessee, sublessee or assignee shall have entered into a Direct Dealer Sales Agreement with Chrysler Corporation relative to the Premises. Lessee agrees that it shall not sell, lease, sublease or assign its rights to the Premises leased hereunder unless it complies with the condition set forth in (a) above, and unless it first obtains the prior written consent of Lessor which consent shall not be unreasonably withheld. Further, Lessee acknowledges that in the event Lessee, its successors, assigns, or sublessees shall cease to use the Premises and the property for a purpose including the selling and servicing

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of Chrysler Corporation products,  that the Chrysler option to purchase or lease the Premises and to assume the rights and duties of the option under the Master Lease shall immediately become effective, and if Chrysler Realty Corporation then elects to exercise said options, the rights of the Lessee, sublessee, purchaser or assignee shall immediately terminate. No exercise of said options pursuant to said Option Agreements shall constitute a breach or default of the terms and conditions of this Lease, notwithstanding that this Lease may terminate as a result thereof.

     19. Lessee's Default. The occurrence of any of the following shall constitute a default by Lessee:

     (a) Failure to pay any amount of rent (including taxes or other sums which are directed to be paid as rent under the Master Lease) within twenty (20) days after notice is given by County or Lessor (whichever occurs first) to cure the default.

     (b) Failure to perform any other provision of this Lease if the failure to perform is not cured within 30 days after notice has been given to Lessee. If the default can not reasonably be cured within 30 days, Lessee shall not be in default of Lease if Lessee commences to cure the default within the 30 day period and diligently and in good faith continues to cure the default.

     (c) The appointment of a receiver to take possession of the Premises or improvements or of Lessee's interest in the leasehold estate or of Lessee's operations on the Premises for any reason.

     (d) An assignment by Lessee for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Lessee under any law for the purpose of adjudicating Lessee a bankrupt; or for extending time for payment, adjustment or satisfaction of Lessee's liabilities; or for reorganization, dissolution or arrangement on account of or to prevent bankruptcy or insolvency, unless the assignment or proceedings, and all subsequent orders, adjudications, custodies and supervisions, are dismissed, vacated, or otherwise permanently stayed or terminated within 60 days after the assignment, filing or other initial event.

     Notices given under this paragraph shall specify the alleged default and the applicable Lease provision, and shall demand Lessee perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Lessor so elects in the notice.

     20. Lessor's Remedies. In the event of any breach of this Lease by the Lessee, or an abandonment of the Premises by the Lessee, the Lessor has the
option of 1) removing all persons and property from the Premises and repossessing the Premises in which case any of the Lessee's property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, or 2) allowing the Lessee

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to remain in full possession and control of the Premises.  If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with provisions of the California Civil Code, Section 1951.2. In the event of such termination of the Lease, the Lessor may recover from the Lessee: 1) the worth at the time of award of the unpaid rent which has been earned at the time of termination; 2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; 3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and 4) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease as specified in the Lease. For the purposes of this paragraph, the following do not constitute a termination of Lessee's right to possession:

     (a) Acts of maintenance or preservation or efforts to relet the property.

     (b) The appointment of a recover on the initiative of the Lessor to protect his interest under this Lease.

     21. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within twenty (20) days after such amount shall be due, Lessee shall owe and shall pay unto Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

     22. Entry by Lessor. Lessor shall permit Lessor and his agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting same.

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     23. Compliance With Law. Lessee shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State, Federal and any other governmental authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use of the Premises all governmental ordinances and statutes now in force or which may hereafter be in force.

     24. Financial Statements. Lessee agrees to furnish to Lessor, within thirty
(30) days after the end of each quarter during the term of the Lease, copies of the financial statements which Lessee submits to Chrysler Corporation on a quarterly basis.

     25. Hazardous Materials. Lessor will indemnify and defend and hold harmless Lessee from and against all costs of response, corrective action, remedial action, claims, demands, losses and liabilities arising from or relating to any contamination of the Premises or the soils or ground waters thereon or thereunder in violation of Hazardous Materials Laws that shall have been caused by Lessor or Lessor's agents or contractors prior to the commencement date of this Lease. Lessee will indemnify and defend and hold harmless Lessor from and against all cost of response, corrective action, remedial action, claims, demands, losses and liabilities arising from or relating to any contamination of the Premises or the soils or ground waters thereon or thereunder in violation of Hazardous Materials Laws that is caused by Lessee or Lessee's agents or contractors during the term of this Lease. All hazardous and toxic materials that Lessee brings on the Premises shall be stored according to all local, state and federal governmental laws and regulations. For purposes of this Lease, "Hazardous Materials Law" shall mean all local, state, and federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or the use, handling, transportation, production, disposal, discharge, release, emission, sale or storage of, or exposure of any persons to a Hazardous Material. Hazardous Materials shall mean those substances that are recognized as posing a risk of injury to health or safety by any governmental body having jurisdiction.

     26. Entire Agreement. This Lease together with the provisions of the Master Lease attached hereto as Exhibit "A" contains, the entire agreement of the parties. No promise, representation, warranty, or covenant not included in this lease or Exhibit "A" has been relied upon by either party.

     27. Attorneys Fees. In the event that legal action is commenced by any of the parties hereto to interpret or to enforce the terms of this Lease or to recover damages as a result of the breach thereof, the party prevailing in any such action shall be entitled to recover from the other party or parties all reasonable attorneys' fees and costs incurred by the prevailing party.

     28. Time of Essence. Regarding each provision of this Lease, time is of the essence.

     29. Successors. This Lease shall be binding on and inure to the benefit of the parties, their heirs and successors.

         DATED:             LESSOR:

                            SOLANO WAY PARTNERSHI



                            By _______________________________________


         DATED:            LESSEE:

                           LITHIA REAL ESTATE, INC., an Oregon corporation



                           By _______________________________________

                                    GUARANTY

         Lithia Motors, Inc., an Oregon Corporation, in consideration of your entering into the aforesaid Lease whereby Lithia Real Estate, Inc., an Oregon Corporation, is the Lessee and as such is obligated to make certain rental and other payments as well as perform other obligations as are set forth in certain covenants contained in said Lease does hereby guarantee to Solano Way Partnership, the Lessor under the Lease, all the payments to be made and all obligations to be performed by Lithia Real Estate, Inc. under the Lease. With regard to the payments referred to above, Lithia Motors, Inc. does hereby agree to pay on demand any sum that may become due to Lessor whenever Lithia Real Estate, Inc. fails to make a timely payment. It is understood that the guaranty shall be a continuing, irrevocable guaranty and indemnity for any indebtedness or breach of a covenant by Lithia Real Estate, Inc. under the Lease. Lithia Motors, Inc.'s consent shall not be required for any modification or renewal under the Lease, and any such act by Lithia Real Estate, Inc. will not cancel or alter this guarantee in any way whatsoever.

         DATED ____________________, 1997.

                           LITHIA MOTORS, INC.



                           By _______________________________________

                                   EXHIBIT "A"

A portion of the Rancho Monte Del Diablo situated in the County of Contra Costa, State of California, described as follows:

Beginning at the most northerly corner of Flood Control Parcel No 391, described as Parcel One in the deed to the Contra Costa County Flood Control and Water Conservation District recorded August 6, 1968 in Book 5682 of Official Records at page 356, Records of said County, said Point of Beginning being at the southerly line of Marsh Drive and being further described as bearing North 27(degree) 12' 37" West, 194.66 feet from the standard Flood Control District Monument No. 6818 marking a point on the easterly right of way line of said Flood Control Parcel (5682 OR 356); thence along said southerly line of Marsh Drive North 67(degree) 42' 20" East, 119.94 feet; thence continuing on Marsh Drive along the arc of a non-tangent curve, concave to the south, the center of said circle bears South 8(degree) 33' 21" East, having a radius of 470.00 feet, through a central angle of 37(degree) 25' 22", a distance of 306.98 feet to the beginning of a reverse curve concave to the north, the center of said circle bears North 28(degree) 52' 01" East; thence along the arc of said curve having a radius of 530.00 feet, through a central angle of 31(degree) 43' 52", a distance of 293.52 feet to the beginning of a reverse curve concave to the southwest, the center of said circle bears South 2(degree) 51' 51" East; thence along the arc of said curve having a radius of 20.00 feet, through a central angle of 96(degree) 05' 37", a distance of 33.54 feet to the beginning of a compound curve concave to the west, the center of said circle bears North 86(degree) 46' 14" East, thence along the arc of said curve having a radius of 2,310.84 feet, through a central angle of 8(degree) 34' 49", a distance of 346.06 feet; thence South 11(degree) 48' 35" West 82.34 feet to a point on the northerly line of an easement for Flood Control purposes described as parcel Three in said deed to the Contra Costa County Flood Control and Water Conservation district (5682 OR
356); thence along said line North 76(degree) 29' 10" West 267.76 feet; thence continuing along said line South 13(degree) 30' 50" West 3.00 feet; thence continuing along said line North 76(degree) 29' 10" West 185.01 feet to the easterly line of said Flood Control Parcel No. 391 described as Parcel One in said deed (5682 OR 356); thence along said easterly line North 25(degree) 39' 30" West, 58.88 feet to the standard Flood Control district Monument, No. 6817 marking the beginning of a tangent curve, concave to the southwest; thence along the arc of said curve having a radius of 7,761.63 feet, through a central angel to 1(degree) 33' 07", a distance of 210.24 feet to the standard Flood Control District Monument No. 6818 marking the end of said curve; thence North 27(degree) 12' 37" West, 194.66 feet to the Point of Beginning.

Containing an area of 6.10 acres of land, more or less.

Bearings used in the above described are based on the California Coordinate System Zone III.

                                    EXHIBIT B

                             THE SOLANO WAY PROJECT
                       Buchanan Field Airport, Concord, CA
                           EXHIBIT "D" TO LEASE OPTION
                                   Parcel "A"


     1. PARTIES: Effective on _____________________, the COUNTY OF CONTRA COSTA, a political subdivision of the State of California, hereinafter referred to as "COUNTY," and SOLANO WAY PARTNERSHIP, hereinafter referred to as "LESSEE," hereby mutually agree and promise as follows;

     For the purpose of this lease, "COUNTY" is acting solely in its proprietary capacity as the LESSOR and not in any governmental capacity unless so stated.

2.       PURPOSE:

     A. Purpose: COUNTY owns and operates Buchanan Field, the Contra Costa County Public Airport at Concord, California, as shown on the Airport Layout Plan, which plan is on file in the office of the Manager of Airports, and deems it advantageous to lease to LESSEE a certain parcel of land of approximately six
(6) acres, together with certain rights, privileges, uses, and interest therein as hereinafter set forth.

     LESSEE has indicated a commitment to quality design and construction and the necessary expertise, skill, and financial ability to carry out the planning, construction, operation, and maintenance of a project in accordance with standards established by the City of Concord and the COUNTY, and, therefore, desires to obtain and avail itself of the privileges, rights, uses, and interest in the leased property and in this lease.

     3. PREMISES: For and in consideration of the rent and faithful performance by LESSEE of the terns and conditions and the mutual covenants hereof, COUNTY does hereby lease to LESSEE and LESSEE does lease from COUNTY, the real property described in Attachment I and shown on Attachment II (to be attached at the time of execution of the Lease), hereinafter referred to as the "leased premises."

     4. TERM: This lease is for the term of thirty-five (35) years, commencing on ___________, 19___ and expiring on ______________, 20___. This lease shall terminate without further notice at expiration of the term. Any holding over with COUNTY's written consent after the term of this lease as provided hereinabove shall be construed to be a tenancy from month to month, subject to the terms of this lease so far as applicable.

5.       RENT:

     A. Delete Section Five per amendment.

     B. Rental after Construction: Beginning on the first day of the following month the Certificate of Occupancy is issued or the first month of the second lease year, whichever occurs first, LESSEE shall pay to the COUNTY rental based on the following schedule:

                  Period                              Monthly Rental

         First year                                     $1,815.00
         Second year                                    $3,630.00
         Third year                                     $5,445.00
         Fourth year                                    $7,260.00

     On the first day of the first month of the fifth lease year, the rental will be adjusted under the terms as set forth in paragraph 5.D.1, page 4.

     C. Payment of Rent: All payment of Rent required to be paid to the COUNTY under the terms of this lease shall be made in lawful money of the United States, which at the time of such payment shall be legal tender for the payment of public and private debts, free from all claims, demands, setoffs or counter claims of any kind or character against COUNTY, and shall be payable to Contra Costa County at the office of the Manager of Airports, 171 John Glenn Drive, Concord, California 94520, or, at such other place or places as may from time to time be designated by the COUNTY by written notice given to the LESSEE.

     D. Rental Revision: Beginning on the first day of the month of the fifth lease year of the term hereof, the rental then in effect will be revised each year in accordance with subdivision 1) below; at the end of the first ten (10) year period and each five (5) year period thereafter, in accordance with subdivision 2). If, for any reason, the rental is not revised at such time or times as herein specified, the rental shall continue to be subject to revision in the manner herein specified and, when so revised, shall be retroactive to the date the revised rental should have become effective.

     1) Each Year-Consumer Price Index: Beginning on the first day of the first month of the fifth lease year, COUNTY, without prior notice to LESSEE, shall revise the rental then in effect based on the CPI Factor (as herein defined); however, any increase in rental based on the CPI Factor shall be limited to a maximum of ten percent (10%) per annum of rental then in effect, or a maximum of forty percent (40%) over any five (5) year period, except years five (5) and six
(6) when the CPI factor is limited to an annual eight percent (8%) increase. Such rental shall be automatically increased on the same date each year during the term of this lease or any extensions thereto or holdover thereof. The CPI Factor shall not be applied to reduce rental below the then existing rental nor shall it be used in years when rent is reversed based on Fair Market Value as covered in Section 2), Page 5.

     The CPI Factor, as herein used, is that percentage of adjustment or fluctuation to the nearest one-tenth of one percent established during the period from the beginning of the base year

(fourth lease year) to the date the revised rental is to commence, as stated in the San Francisco-Oakland Consumer Price Index, All Urban Consumers (1967=100), promulgated by the Bureau of Labor Statistics, or any successor or __________ 175,000 square feet, shall be used for the purpose of establishing the Fair Market Rental Value and for the provision of rent. In exchange for the installation and maintenance of landscaping, no rent shall be charged for Parcel C so long as the use for the parcel is restricted to use as an Airport buffer zone, driveway at south end of the parcel, minor auto display located adjacent to the intersection of Marsh Drive and Solano Way, and parking as indicated on Exhibit "B". LESSEE hereby agrees to maintain Parcel C in a first-class manner as set forth in section 9 (MAINTENANCE) of this Lease.

     If at any time during the lease the F.A.A. regulations restricting the use are revised and the LESSEE changes the use of Parcel C, it will be leased at the same rate as Parcels A and B at the time as the change in use. The 2.1 acres will then be subject to all rental revaluations, C.P.I. increases as provided. In addition, a per vehicle fee will be negotiated for any new vehicle dealerships created.

         2)       Arbitration:

     In the event the parties hereto are unable to agree upon any rental, then upon thirty (30) days' written notice by COUNTY to LESSEE, the matter shall be submitted to and decided by a board of arbitrators consisting of three (3) M.A.I. appraisers--one to be appointed by COUNTY, one by LESSEE, and a third by the two so appointed. Should LESSEE fail or refuse to appoint an arbitrator within thirty (30) days after delivery of notice from COUNTY, then the rental established by COUNTY shall be deemed accepted by LESSEE. In the event the two arbitrators chosen by the parties hereto are unable to agree upon the third arbitrator, such arbitrator shall be appointed by a judge of any court having jurisdiction over the premises upon application of either COUNTY or LESSEE to said court, but such application shall not be made until such party shall have given twenty (20) days advance notice in writing to the other of its intention so to do. The arbitrators, as soon as possible after their selection, shall meet to hear and decide the questions submitted to them and shall, within a reasonable period of time, give to each of the parties hereto notice of the time and place of such meeting. The hearings of the board of arbitrators shall be conducted in a lawful manner. The written decision of the board, signed by at least a majority of the arbitrators, shall determine the matter and such determination shall be final and conclusive upon the parties hereto; upon decision of the arbitrators, the rental payment shall be retroactive to its increase date determined under either subdivision 1) or 2) above. The fees and expenses of arbitration shall be borne as the parties may agree prior to arbitration, or, in case of disagreement, shall be apportioned by the board of arbitrators.

     3) Per Vehicle Fee Commencing the Eleventh (11th) Year and Each Year Thereafter in Addition to the Foregoing:

     Beginning with the eleventh (11th) year of this lease and continuing every year thereafter, LESSEE shall pay to COUNTY as rent a per vehicle fee for every new vehicle sold above a base number of 1,500 new vehicles per year. The per vehicle fee paid in the eleventh (11th) year shall be FIFTY AND NO/100 DOLLARS ($50.00) per vehicle, plus an adjustment for the CPI increases for the previous seven (7) years, which shall not exceed fifty-six percent (56%), or a total per vehicle fee of SEVENTY-EIGHT AND NO/100 DOLLARS ($78.00). The per vehicle fee after the eleventh (11th) year shall be adjusted annually for CPI increases, if any, but shall never be increased more than ten percent (10%) annually nor exceed forty percent (40%) in any five (5) year period. The per vehicle fee shall not be applicable to vehicles sold, to governmental agencies. The per vehicle fee shall never be less than the preceding year's per vehicle fee.

     Per vehicle fee payments shall be made within thirty (30) days of the end of each quarter once the minimum number (1,500) new vehicles is reached and shall be accompanied by a statement signed by a responsible accounting officer of LESSEE listing the number of new vehicles sold during the past quarter. COUNTY shall be entitled during the term of this lease, and for that period of time thereafter that LESSEE is required by law to keep its California Department of Motor Vehicles Report of Sales Books, to inspect and examine said books.

     The receipt by the COUNTY of any statement or the payment of any per vehicle fees shall not bind the COUNTY as to the correctness of the statement or the payment.

                             EXAMPLE RENTAL PAYMENT


                                                                                             Actual
                         Example                                CPI Change                Percentage                         Per
                           CPI              CPI         Previous        Previous          Adjustment       Per Month       Vehicle
       Year               Index           Factor           Yr.          Five Yrs.          in Rent          Rental           Fee
       ----               ------          ------        --------        ---------         ---------        --------          ---
Construction Rent
(12 Months or Less)

1) First Year After Construction                                                                               $ 1,000

2) Second Year                                                                                                   1,815

3) Third Year                                                                                                    3,630

4) Fourth Year                                                                                                   5,445
                                            ---                                                    ---
   Base Year 251.0

5)                             260.0           3.6              3.6              3.6           3.6               7,521

6)                             287.9          14.7             10.7*            14.7           8.0               8,123

7)                             304.3          21.2              5.7             21.2           8.3               8,797

8)                             306.0          21.9               .6             21.9            .6               8,850

9)                             305.0          21.5               .03            21.5       -0-**                 8,850

10)  Fair                      314.0          25.1              3.0             20.8           2.6               9,080
     Market
     Value

11)                            320.0          27.5              1.9             11.1           2.8****           9,334       62.95

12)                            365.0          45.4             14.1             19.9          10.0              10,267       69.25

13)                            395.0          57.4              8.2             29.1          10.0              11,294       76.18

14) ******                     445.0          77.3             12.7             45.9           9.7              12,390       83.57

15) ******                     445.0          77.3             -0-              41.7           2.6              12,712       85.74


                              Method of Calculation

For the purpose of calculating the rent adjustment, the Base Year CPI figure shall be subtracted from the current year CPI figure and the difference divided by the Base Year CPI Figure to obtain the percentage increase in rent. (CPI Factor)

Example "A", Year 5

 CPI                                           CPI Factor
Figure    Base Year   Difference  Base Year    in Rent

260.0  -  251.0    =    9.0    /  251.0  =      3.6%

The base year's rent is then multiplied by the CPI Factor in rent, plus 100%, to establish the revised rental.
                                       -5-

         Base Year Rent         Increase in Rent           Revised Rent

            $7,260         X    (100% + 3.6%)         =      $7,521

Example "B", Year 6

CIP Figure    Base Year    Difference    Base Year      CPI Factor

287.9    -    251.0    =   36.9       /    251.0    =    14.7%*

                                                       Adjusted
Preceding Year Rent        Increase in Rent         Annual Increase
-------------------        ----------------       ---------------
   $7,521             X   (100% + 8%)*     =          $8,123

Example "C", Year 14

CIP Figure  Base Year    Difference   Base Year   CPI Factor
445.0     -   251.0   =   194      /    251.0  =     77.3%

Preceding Year Rent      Increase in Rent     Revised Rent
   $11,294          X     (100% + 10%)    =     $12,423

Preceding Rent     Increase in Rent         Actual
Five Years Ago     Five Years              Revised Rent

8,850         X   (100% + 40%)****   =     $12,390

* The revised rental will not exceed a 8% increase over the rent for the previous 12-month period in years 5 and 6.

** Rent will never be less than rent for previous 12-month period. (Example Year 9)

***      Year 10 rent based on Fair Market Value.

****     Year 11 per vehicle fee begins.

*****    Years 14 and 15 rent not to exceed 40% in any five-year period.


     E. Delinquent Rent: In addition to other remedies contained in paragraph 15, commencing on page 33, entitled "Lessee's Default", in the event that LESSEE shall become delinquent in paying to COUNTY any rent payment due under this lease, LESSEE shall pay to COUNTY interest on said unpaid balance at the interest rate of eighteen percent (18%) per annum from the date such payment was due and payable until the date such payment is made.

6.       TAXES AND ASSESSMENTS:

     This Lease may result in the creation of possessory interests subject to property taxation and LESSEE may be subject to the payment of property taxes levied on such interest. LESSEE agrees that this provision complies with the notice provisions of Revenue and Taxation Code Section 107.6, and waives all rights to further notice or to damages under that or any comparable statute.

     LESSEE shall promptly pay all taxes and assessment which shall become due and payable during the occupancy of said demised premises under any levy or assessment by COUNTY or other legally authorized governmental authority upon the improvements, equipment, fixtures and personal property which LESSEE may erect or place therein.

7.       USE OF PREMISES:

     A. The premises shall be used for the operation of a new automobile dealership, which shall include new and used automobile sales, automobile leasing, LESSEE's own automobile rentals, repairs, and service. However, nothing in this definition shall be construed to include the operation of a national franchise automobile rental agency.

     B. Said lands and premises shall not be used, maintained, developed, or improved for use for any other purpose without the expressed written permission from COUNTY.

8.       WORK OF IMPROVEMENT:

     A. Lessee's Duty to Construct New Improvements: LESSEE agrees to commence construction on the improvements described in Exhibits "C" and "D" attached hereto within sixty (60) days of the commencement of this lease. Once work is begun, LESSEE shall with reasonable diligence prosecute to completion all construction of said improvements. Construction shall be completed and ready for use within twelve (12) months after commencement of construction, provided that the time for completion shall be extended for as long as LESSEE shall be prevented from completing the construction by delays beyond LESSEE's control. All work shall be performed in a good and workmanlike manner, shall comply with Exhibits "C" and "D", and shall comply with all applicable governmental permits, laws, ordinances, and regulations. All improvements shall be constructed within the exterior property lines of the premises; provided, that required work beyond the premises on utilities, access, and conditional use requirements will not violate this provision.

     B. Notice of Nonresponsibility: LESSEE shall give written notice to COUNTY of LESSEE's intention to commence work on improvements at least twenty (20) days before commencement of any such work or delivery of any materials. The notice shall specify the approximate location and the nature of the intended improvements COUNTY shall have the right to record, post, and maintain on the premises any notices of nonresponsibility provided for under applicable law, and to inspect the premises in relation to the constriction at all reasonable times.

     C. County's Approval of General Contractor: LESSEE shall furnish COUNTY with a true copy of LESSEE's contract with the general contractor and with evidence of the general contractor's financial condition for COUNTY's approval. The contract shall give

COUNTY the right, but not the obligation, to assume LESSEE's obligations and rights under the contract if LESSEE should default.

     COUNTY shall not act unreasonably in disapproving the financial condition of LESSEE's general contractor and may only disapprove such general contractor's financial condition in the event COUNTY is in the possession of substantial and credible evidence that such general contractor is not financially responsible and will be unable to post the faithful performance and payment bonds called for in subsection 5.0 of the Option to Lease, Page 9. In the event COUNTY shall disapprove the financial responsibility of the proposed general contractor for LESSEE, COUNTY shall give written notice thereof to LESSEE within twenty (20) working days following delivery to COUNTY of a copy of the contract and shall specify in said notice the grounds for disapproval.

     D. Freedom from Liens: All improvements and facilities constructed or placed within the demised premises by LESSEE must, upon completion, be free and clear of all liens, claims or liability for labor or material.

     LESSEE shall at all times defend, indemnify, and save COUNTY harmless from all claims for labor or materials in connection with construction, repair, alteration or installments of structures, improvements, equipment or facilities within the demised premises, and from the cost of defending against such claims, including attorney's fees.

     E. Notice of Completion: On completion of the improvements LESSEE shall file or cause to be filed a notice of completion. LESSEE hereby appoints COUNTY as LESSEE's attorney-in-fact to file the notice of completion on LESSEE's failure to do so after the work of improvement has been substantially completed.

     F. Statement of Construction Costs and "As-Built" Plans: Within sixty (60) days following completion of any substantial improvement within the demised premises, LESSEE shall furnish COUNTY a complete set of "As-Built" plans and an itemized statement of the actual construction cost of such improvement. The statement of cost shall be certified by LESSEE its responsible agent.

     9. MAINTENANCE; REPAIRS; ALTERATIONS; RECONSTRUCTION LESSEE REQUIRED TO MAINTAIN PREMISES:

     Throughout the term, LESSEE shall, at its sole cost and expense, maintain the premises, all improvements, and landscaping in a first-class condition and repair, and in accordance with all applicable laws, rules, ordinances, orders, and regulations of: Federal, state, county, city, and other governmental agencies and bodies having or claiming jurisdiction and their respective departments, bureaus, and officials.

     COUNTY may enter the premises at reasonable times to inspect and may employ proper representatives to ensure the premises are being properly maintained in a first-class manner best calculated to preserve and enhance the property in full compliance with the terms and conditions hereof. If the LESSEE does not accomplish the maintenance and repairs in a timely and first-class, workmanlike manner, COUNTY may proceed to accomplish the necessary work provided COUNTY has given LESSEE thirty (30) days' prior written notice of said deficiencies and provided LESSEE has not made a substantial effort to correct same. Any costs incurred by COUNTY shall be, on written demand by COUNTY to LESSEE, due and payable upon completion of the necessary work made by COUNTY. "First- class" manner, as the term is used herein, shall mean the maintenance and repair of buildings, equipment, fixtures, and appurtenances necessary to keep the leased property in efficient condition, at least equal to or better than the plan originally approved by COUNTY and constructed or installed by LESSEE, reasonable wear and tear excepted.

     Except as hereinafter provided, LESSEE shall promptly and diligently repair, restore, and replace as required to maintain or comply as above, or to remedy all damage to or destruction of all or any part of the improvements resulting wholly or in part from causes required by this lease to be covered by fire and extended coverage insurance. The completed work of maintenance, compliance, repair, restoration or replacement shall be equal in value, quality, and use to the condition of the improvements before the event giving rise to the work. COUNTY shall not be required to furnish any services or facilities or to make any repairs or alterations of any kind in or on the premises. COUNTY's election to perform any obligation of LESSEE under this provision on LESSEE's failure or refusal to do so shall not constitute a waiver of any right or remedy for LESSEE's default, and LESSEE shall promptly reimburse, defend, and indemnify COUNTY against all liability, loss, cost, and expense arising from it. Nothing in this provision defining the duty of maintenance shall be construed as limiting provisions relating to condemnation or to damage or destruction during the final year or years of the term. No deprivation, impairment or limitation of use resulting from any event of work contemplated by this paragraph shall entitle LESSEE to any offset, abatement or reduction in rent nor to any termination or extension of the term.

10.      OWNERSHIP OF IMPROVEMENTS:

     A. Ownership of New Improvements During Term: All improvements constructed on the premises by LESSEE as permitted by this lease shall be owned by LESSEE until expiration of the term or sooner termination of this lease. LESSEE shall not, however, remove any improvements from the premises nor waste, destroy or modify any improvements on the premises, except as permitted by this lease. All leasehold improvements shall remain the property Of the LESSEE until LESSEE relinquishes possession of the land.

     B. Ownership at Termination: At such time as LESSEE relinquished possession of the land, all improvements on the premises shall, without compensation to LESSEE, then become

COUNTY's property free and clear of all claims to or against them by LESSEE or any third person, and LESSEE shall defend and indemnify COUNTY against all liability and loss arising from such claims or from COUNTY's exercise of the rights conferred by this paragraph.

11.      PERMITTED LEASEHOLD ENCUMBRANCES:

     A. Encumbrances of Leasehold Estate. LESSEE shall have the right, from time to time, to subject the leasehold estate and any and all building improvements thereon to one or more mortgages, deeds of trust or other security instruments (herein referred to as "permitted leasehold encumbrance") and to assign, hypothecate or pledge the same as security for any debt, the holder of any such mortgage, pledge or other encumbrance, and the beneficiary of any such deed of trust being hereafter referred to as "leasehold mortgagee" and such mortgage, pledge, deed of trust or other instrument hereafter referred to as "leasehold mortgage," upon and subject to each and all of the terms and conditions set forth in this paragraph.

     1) All such permitted leasehold encumbrances shall be made only for the following purposes:

     a) For short-term (interim) financing the costs and expenses for:

     (1) All land development work and other costs required to place the demised lands in a developed condition.

     (2) The construction of, or addition or betterments to, buildings thereon, and for installation of fixtures, machinery and equipment therefor.

     b) For long-term (takeout) financing costs and expenses incurred by LESSEE for:

     (1) Fully completed land development work temporarily financed under the provisions of paragraph 1) above;

     (2) Fully completed work of the construction of, or additions or betterments to, buildings thereon and for installation of fixtures, machinery and equipment therein, temporarily financed under the provisions of paragraph
1)a)2 above.

     c) For long-term or permanent refinancing of long-term (takeout) loans referred to in paragraph 1)b)2 above. It is agreed that the term "refinancing" shall mean refinancing of the then balance owing on unpaid or on any outstanding long-term (takeout) leasehold mortgage referred to in subdivision 1)b) above, including all costs and expenses incurred in connection therewith.

     (1) Each such permitted leasehold mortgage shall cover no interest in any real property other than the LESSEE's interest in the leased premises or some portion thereof and the subleases thereon.

     (2) No such leasehold mortgage shall be binding upon COUNTY in the enforcement of its rights and remedies herein and by law provided, unless and until a certified copy of the original thereof bearing the date and book and page of recordation thereof and a certified copy of the original note secured by such leasehold mortgage has been delivered to COUNTY, together with written notice of the address of the leasehold mortgagee to which notices may be sent; and in the event of an assignment of such leasehold mortgage, such assignment shall not be binding upon COUNTY, unless and until a certified copy thereof bearing the date and book and page or recordation, together with written notice of the address of the assignee thereof to which notices may be sent, have been delivered to COUNTY.

     B. Leasehold Rights Acquired. All rights acquired by said leasehold mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this lease, and to all rights of COUNTY thereunder none of which covenants, conditions and restrictions is or shall be waived by COUNTY by reason of the giving of such leasehold mortgage, except as expressly provided in this paragraph.

     C. Provisions of Leasehold Mortgage For Protection of Leasehold Mortgagee.

     COUNTY agrees that any such leasehold mortgage may contain, for the protection of the leasehold mortgagee, provisions:

     1) For an assignment of LESSEE's share of the net proceeds from any award or other compensation resulting from the total or partial (other than temporary) taking as set forth in section 14 (Condemnation), page 27, of this lease.

     2) For the entry of the leasehold mortgagee upon the leased premises during business hours to view the state of the premises.

     3) That a default by LESSEE under the lease shall constitute a default under the leasehold mortgage.

     4) For an assignment of any sublease to which the leasehold mortgage is subordinated.

     5) Effective upon any default in any such leasehold mortgage, for:

     a) The foreclosure of the leasehold mortgage pursuant to a power of sale by judicial proceedings or other lawful means and the subsequent sale of the leasehold estate to the purchaser at the foreclosure sale and the sale by such purchaser and/or a sale by any subsequent purchaser;

     b) The appointment of a receiver, irrespective of whether the leasehold mortgagee accelerates the maturity of all indebtedness secured by the leasehold mortgage;

     c) The right of a leasehold mortgagee or the receiver to enter and take possession of the premises to manage and operate the same and to collect the subrentals, issues and profits therefrom and to cure any default under the leasehold mortgage or any default by the LESSEE under this lease; and

     d) An assignment of LESSEE's right, title and interest in and to any deposit of cash, securities or other property which may be held to secure the performance of covenants, conditions and agreements contained in this lease, the premiums for or dividends upon any insurance provided for the benefit of any leasehold mortgagee or required by the terms of the lease, as well as in all refunds or rebates of taxes or assessments upon or any other charges against the demised premises, whether paid or to be paid.

     D. Notice to County of Any Leasehold Mortgage. LESSEE, or the holder of the permitted mortgage, shall promptly deliver to COUNTY in the manner herein provided for the giving of notice to COUNTY, a true copy of each such permitted mortgage and of any assignment thereof, and shall notify COUNTY of the address of mortgagee and of any assignee of mortgagee to which notices may be sent.

     E. Notice of Default to Permitted Mortgagee. COUNTY, in giving notice to LESSEE with respect to any default under the provisions of section 15 (Default Remedies), page 32, hereof, shall also serve a copy of such notice upon each permitted mortgagee.

     F.  Permitted  Mortgagee  Allowed  Same  Period of Time to Cure  Default As
Lessee.

     Each permitted mortgagee shall have the period of time after the giving of notice aforesaid to it for remedying the default or causing the same to be remedied, as specified in section 15.c (Default Remedies), page 35, hereof.

     G. Notice of Any Bankruptcy Proceedings By or Against Lessee or Assignment by Lessee for Benefit of Creditors To Be Given to Permitted Mortgagee.

     Upon the happening of any of the events set forth in section 15.A.3) hereof (assignment for benefit of creditors and bankruptcy), COUNTY will notify each permitted mortgagee of such happening within a reasonable time after COUNTY shall have become aware thereof. As long as the permitted mortgagee complies with the provisions contained in subdivision L, page 22, hereof, the defaults of LESSEE mentioned in this subparagraph shall not be construed as a default as against such permitted leasehold mortgagee.

     H. Leasehold Mortgagee Right To Remedy Default. Notwithstanding any other provisions to the contrary contained in this lease, in case LESSEE shall make default under any of the provisions of this lease, such permitted mortgagee shall have the right to make good such default, whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which LESSEE is hereby required to do or perform, and COUNTY shall accept such performance on the part of permitted mortgagee as though the same had been done or performed by LESSEE.

     I. Leasehold Mortgagee Rights to Take Possession. In case of any default by LESSEE (including any of the events set forth in section 15 hereof) (non-curable defaults) other than in the payment of money hereunder, COUNTY will take no action to effect a termination of the term of this lease by the service of a notice by reason of any such default without first giving service of a notice by reason of any such default without first giving permitted mortgagee reasonable time in which either:

     1) To obtain possession of that portion of the premises encumbered by such permitted mortgage (including possession by a receiver), and cure such default in the case of a default which is susceptible of being cured when permitted mortgagee has obtained possession; or

     2) To institute foreclosure proceedings and complete such foreclosure, or otherwise acquire LESSEE's interest under this lease (with respect to such portion of premises encumbered by such permitted mortgage) with diligence and continuity in the case of a default which is not so susceptible of being cured by permitted mortgagee; provided, however, that permitted mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if the default, which would have been the reason for serving such notice, shall be cured; and provided, further, that nothing contained herein shall preclude COUNTY from exercising any rights or remedies under this lease with respect to any other default by LESSEE during any period of such forbearance.

     J. Mortgagee Right to Succeed To Leasehold Estate. Any permitted mortgagee may become the legal owner and holder of this lease with respect to such portion of the leased land encumbered by said permitted mortgage by foreclosure of its permitted mortgage or as a result of the assignment of this lease in lieu of foreclosure, whereupon such permitted mortgagee shall immediately become and remain liable under this lease as provided in subparagraph B hereof.

     K. Changes for Mortgage Financing. The parties hereto will cooperate in including in this lease, by suitable amendment, from time to time, any provision which may be reasonably necessary and customary to secure institutional financing for the construction of major building improvements on the leased premises; provided, however, that such amendments shall not in any way affect the term hereby demised nor affect adversely in any material respect any rights of COUNTY in the leased premises or under this lease. Any costs for preparing and approving an amendment or processing other documents required for financing shall be paid by LESSEE.

     L. The underlying fee title of COUNTY in the leased premises is not to be subordinated to any leasehold mortgage, deed of trust or other encumbrance placed upon the leased premises by LESSEE.

     12. ASSIGNMENT AND SUBLETTING: LESSEE shall not voluntarily assign or encumber its interest in this lease or in the leased premises, or sublease all or any part of the leased premises, or allow any other person or entity (except LESSEE's authorized representatives) to occupy or use all or any part of the leased premises, without first obtaining COUNTY's written consent. Said consent shall not unreasonably be withheld. Any assignment, encumbrance or sublease without COUNTY's consent shall be voidable and, at COUNTY's election, shall constitute a default. Any consent by COUNTY to an assignment, encumbrance or sublease shall not constitute further waiver of the provisions of this paragraph. Should the COUNTY for any reason refuse consent, LESSEE shall then have the right to terminate this lease given thirty (30) days written notice and thereafter have no further liability with regard to said lease.

     Each sublease shall contain a provision requiring sublessee to attorn to COUNTY or, in the event of any proceeding to foreclose any leasehold mortgage, to the leasehold mortgagee, or any person designated in a notice from leasehold mortgagee, if LESSEE defaults under this lease as if COUNTY or said other persons were named as the sublessor to said sublessee and if the sublessee is notified of LESSEE's default and instructed to make sublessee's rental payments to COUNTY or leasehold mortgagee or designated person as in this paragraph.

     Each such sublease shall provide that the sublessee will abide by the terms and conditions of this lease and will not use or permit the use of the premises for any purpose other than the use stated in paragraph 7, page 11, USE OF PREMISES.

     If LESSEE is a corporation, any dissolution, merger, consolidation, or other reorganization of LESSEE, or the sale or other transfer of a controlling percentage of the capital stock of LESSEE, shall be deemed a voluntary assignment, The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least thirty-three and one-third percent (33 1/3%) of the total combined voting power of all classes of LESSEE's capital stock issued, outstanding, and entitled to vote for the election of directors, This paragraph shall not apply to corporations whose stock is traded through an exchange or over the counter.

     13. INDEMNIFICATION: LESSEE shall defend, indemnify, save, and hold harmless COUNTY and its officers and employees from any and all claims, costs, and liability for any damages, injury or death arising directly or indirectly from or connected with LESSEE's use or occupancy of the leased premises, save and except claims or litigation arising through the sole negligence or sole willful misconduct of COUNTY, and will make good to and reimburse COUNTY for any expenditures including reasonable attorney's fees, COUNTY may make by reason of such matters and, if requested by COUNTY, will defend any such suits at the sole cost and expense of LESSEE."

     14. INSURANCE: LESSEE shall procure and maintain, at its own cost and expense, at all times during the term of this lease the following policies issued by insurance companies authorized to do business in California, with a financial rating of at lease an A + 3A status as rated in the most recent edition of Best's Insurance Reports:

     A. Public Liability and Property Damage Insurance: LESSEE shall obtain and maintain public liability and property damage insurance and products liability insurance covering LESSEE and naming County of Contra Costa as a co-insured under the policy with a minimum combined single-limit coverage of $500,000.00 for all damages due to bodily injury or death to any person and damage to property, including the loss of use thereof, arising out of ownership, maintenance or use of the leased premises and all operations necessary or incidental thereto. Not more frequently than each five (5) years, if, in the opinion of COUNTY's insurance broker, the amount of public liability and property damage insurance coverage at that time is not adequate, LESSEE shall increase the insurance coverage as required by COUNTY's insurance broker. Said increased coverage is subject to negotiation and/or arbitration.

     B. Fire Insurance: LESSEE shall insure for fire and extended coverage risks all personal property, improvements, and alterations, hereinafter referred to as improvements, in, on or about the leased premises. Such insurance shall be in an amount equal to one hundred percent (100%) of insurable, full replacement value of such improvements, excluding costs of replacing excavations, foundations, and flat work, but with and shall include vandalism and malicious mischief endorsements. Said fire insurance policies shall contain loss payable endorsements in favor of the parties as their respective interests may appear hereunder. The County of Contra Costa shall be named as an additional insured in such policy or policies.

     All fire and extended coverage insurance policies insuring the improvements may have a loss payable clause in favor of any lender of LESSEE, including, but not limited to, any mortgagee of LESSEE, as such lender's interest may appear.

     C. Workers' Compensation: LESSEE shall obtain and maintain workers' compensation insurance as required by law, covering all employees of the LESSEE.

     D. Boiler, Unusual Hazards, Other Insurance: LESSEE shall procure and keep in force in form and coverage reasonably satisfactory to COUNTY:

     1) Boiler and machinery insurance if at any time or from time to time such equipment is located on the premises;

     2) If LESSEE commits, permits or causes the conduct of any activity or the bringing or operation of any equipment on or about the premises creating unusual hazards, LESSEE shall, promptly on notice of demand from COUNTY, procure and maintain in force during such activity or operation, insurance sufficient to cover the risks represented thereby, COUNTY's demand for unusual hazard insurance shall not constitute a waiver of COUNTY's right, if COUNTY would otherwise have that right, to demand the removal, cessation or abatement of such activity or operation.

     3) Other insurance, in amounts from time to time reasonably required by COUNTY, against other insurable risks, if at the time they are commonly insured against for premises similarly situated and containing comparable improvements.

     E. Casualty: In the event of extensive damage (greater than twenty five percent (25%)) to or destruction of buildings or other improvements on the leased premises, LESSEE shall determine whether to repair or replace the improvements. If it is determined to repair or replace the improvements, the proceeds of any insurance policy paid on account of such damage or destruction shall be used by LESSEE to defer the post of repairing or replacing the improvements. If it is determined not to repair or replace the improvements, LESSEE may terminate this lease upon written notice to COUNTY within thirty (30) days of such damage or destruction. If LESSEE elects to terminate this lease pursuant hereto within the last ten (10) year period of the term of this lease, after deducting any proceeds payable to LESSEE's lender, the remaining proceeds of any insurance policy paid on account of such damage or destruction shall be distributed to LESSEE and to COUNTY pursuant to the following formula: COUNTY's share shall be the product of the amount of the remaining proceeds multiplied by a fraction, the numerator which is the number of months since the commencement date of this lease until the date of the casualty causing such damage or destruction, and the denominator of which is four hundred and twenty (420). LESSEE's share shall be the excess of the remaining proceeds after subtracting the COUNTY's share.

     F. Form of Policies: All policies of insurance required by this section shall be in such standard form and written by such qualified insurance companies as shall be satisfactory to COUNTY. Evidence of such insurance shall be provided by LESSEE by filing with COUNTY a copy of the policy or policies, together with a duly executed certificate to the effect that the insurance required by this lease is extended in favor of and consistent with the terms set forth herein. Said policy or policies and/or certificates shall contain a provision that written notice of cancellation or any change shall be delivered to COUNTY thirty
(30) days in advance of the effective date thereof.

     G. Notice: Each party hereto shall give to the other prompt and timely notice of any claim made or suit instituted with which the party has been served coming to its knowledge which in any way directly, contingently or otherwise, affects or might affect the other, and both shall have the right to participate in the defense of the same to the extent of its own interest.

15.      CONDEMNATION:

     A. Definitions. The following definitions apply in construing provisions of this lease relating to a taking of or damage to all or any part of the premises or improvements or any interest in them by eminent domain or inverse condemnation:

     1) Taking means the taking or damaging, including severance damage, by eminent domain or by inverse condemnation or for any public or quasi public use under any statute. The transfer of title may be either a transfer resulting from the recording of a final order in condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. The taking shall be considered to take place as of the later of a) the date actual physical possession is taken by the condemnor or b) the date on which the right to compensation and damages accrues under the law applicable to the premises;

     2) Total taking means the taking of the fee title to all the premises and the improvements on the premises, which shall be considered to include any off-site improvements effected by LESSEE to serve the premises or the improvements on the premises;

     3) Substantial taking means the taking of so much of the premises or improvements or both that one or more of the following conditions results: A reasonable amount of reconstruction would not make the land and improvements a practical improvement and reasonably suited for LESSEE's continued occupancy for the uses and purposes for which the premises are leased;

     4) Partial taking means any taking of the fee title that is not either a total or a substantial taking;

     5) Improvements means all products of skill, artifice, plan or design for construction on, modification of, or planned use of existing structures, natural or cultivated, or earth contours on the premises, including but not limited to:
Buildings, structures, fixtures, fences, utility installations, excavations, surfacing, water banks or channels and grading; ornamental trees, bushes and vines, whether occurring on the premises naturally or emplaced by human design or effort, and whether coming into being on the premises before or after commencement of the term; landscaping ground cover crops, planting, and earth contours forming part of a landscaping design; and artistic and ornament components of any of the above;

     6) Notice of intended taking means any notice or notification on which a reasonably prudent man would rely and which he would interpret as expressing an existing intention of taking as distinguished from a mere preliminary inquiry or proposal. It includes, but is not limited to, the service of a condemnation summons and complaint on a party to this lease. The notice is considered to have been received when a party to this lease receives from the condemning agency or entity a notice of intent to take in writing, containing a description or a map of the taking reasonably defining the extent of the taking;

     7) Award means compensation paid for the taking whether pursuant to judgment or by agreement or otherwise.

     B. Notice to Other Party. The party receiving any notice of the kinds specified below shall promptly give the other party notice of the receipt, contents and date of the notice received:

     1) Notice of intended taking;

     2) Service of any legal process relating to condemnation of the premises or improvements;

     3) Notice in connection with any proceedings or negotiations with respect to such a condemnation; or

     4) Notice of intent or willingness to make or negotiate a private purchase, sale or transfer in lieu of condemnation.

     C. Representative of Each Party; Effectuation. COUNTY, LESSEE and all persons and entities holding under LESSEE shall each have the right to represent his or its respective interest in each proceeding or negotiation With respect to a taking or intended taking and to make full proof of his or its claims. No agreement, settlement, sale or transfer to or with the condemning authority shall be made without the consent of COUNTY and LESSEE. COUNTY and LESSEE each agrees to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of this lease relating to condemnation.

     D. Total or Substantial Taking; Effect on Rent and Term:

     1) Total Taking. On a total taking, LESSEE's obligation to pay rent shall terminate on the date of taking, but LESSEE's interest in the leasehold estate shall continue until the taking is completed by deed, contract or order of final condemnation.

     2) Substantial Taking. If the taking is substantial under the definition appearing on section A.3), page 27, hereof, LESSEE may, by notice to COUNTY given within thirty (30) days after LESSEE receives notice of intended taking, elect to treat the taking as a substantial taking. If LESSEE does not so notify COUNTY, the taking shall be deemed a partial taking. A substantial taking shall be treated as a total taking if a) LESSEE delivers possession to COUNTY within ninety (90) days after determination that the taking was a substantial taking, and b) LESSEE is not in default under the lease and has complied with all lease provisions concerning apportionment of the award. If these conditions are not met, the taking shall be treated as a partial taking.

     E. Early Delivery of Possession. LESSEE may continue to occupy the premises and improvements until the condemnor takes physical possession. However, at any time following notice of intended total taking, or within the time limit specified for delivering possession in the provision on substantial taking, LESSEE may elect to deliver possession of the premises to COUNTY before the actual taking. The election shall be made by notice declaring the election and covenanting to pay all rents required under this lease to the date of taking, LESSEE's right to apportionment of or compensation from the award shall then accrue as of the date that LESSEE goes out of possession.

     F. Apportionment, Distribution of Award for Total Taking. On a total taking, all sums, including damages and interest awarded for the fee, shall be promptly deposited with an escrow agent, acceptable to COUNTY and LESSEE, and shall be distributed and disbursed by it in the following order of priority:

     First: To discharge all real and personal property taxes and assessments constituting a lien on the premises and improvements, less such prorata share thereof allocable by State law to the condemnor cancellable upon consummation of said taking; all such amounts so paid to be charged against and deducted from LESSEE's share of said award.

     Second: To COUNTY, a sum equal to the value of the leased lands taken, valued exclusive of improvements as unimproved land and unburdened by all leases and subleases; and, in case of a partial taking, treated as a substantial taking as defined in section 14.0, page 29, hereof, plus the resulting or consequential (severance) damages, if any, to the remaining part of the leased lands, considered as vacant, unencumbered and unleased lands.

     Third: To any Leasehold Mortgagee, the balance owing on the note secured by such leasehold mortgage.

     Fourth: The balance of the total award shall be paid to LESSEE.

     G. Partial Taking; Effect on Lease and Term. On a partial taking, this lease shall retain in full force and effect, covering the remaining property, except that the Minimum Rent shall be reduced in the same ratio as the value of the portion of the leased premises taken (after deducting expenses of collection, including any attorney's fees and restoration costs) bears to the value of the entire premises as of the date of taking possession, excluding improvements then in existence.

     H. Restoration of Improvements. Promptly after a partial taking, at LESSEE's expense and in the manner specified in provisions of this lease relating to maintenance, repairs and alterations, LESSEE shall restore, alter, modify or reconstruct the improvements (hereafter referred to as "repairing") so as to make them reasonably suitable for LESSEE's continued occupancy for the uses and purposes for which the premises are leased; provided that there are in LESSEE's determination sufficient funds from the award to cover such repairing; and provided further, that LESSEE determines, in its good faith business judgment, that such repairing should occur. If the reasonably estimated cost of the work represents more than thirty-five percent (35%) of the then fair market value of the leasehold improvements before the taking, LESSEE may, in the manner provided for a substantial taking, elect to treat the taking as substantial. If LESSEE does not restore, alter, modify or reconstruct as above, the cost of such repair shall be deducted from LESSEE's share of the award and paid to any leasehold mortgagee demanding it, and otherwise to COUNTY.

     I. Apportionment, Distribution of Award for Partial Taking. On a partial taking, all sums, including damages and interest, awarded for the fee title or the leasehold or both, shall be deposited promptly with an escrow agent, acceptable to COUNTY and LESSEE, and shall be distributed and disbursed in the following order of priority:

     First: To the cost of restoring the leasehold improvements, plus any amount assessed, awarded, paid or incurred to remove or relocate subtenants, plus any amount awarded for detriment to business.

     Second: To COUNTY a sum equal to the fair market value of the lands taken, valued as unimproved land, exclusive of improvements and unburdened by all leases and subleases, plus the resulting or consequential (severance) damages, if any, to the remaining part of the leased lands, considered as vacant, unencumbered and unleased lands, COUNTY may, at COUNTY's election, direct disbursement of this portion to any fee mortgagee under any note not executed by LESSEE.

     Third: To COUNTY and to LESSEE their respective expenses or disbursements reasonably and necessarily paid or incurred for or in connection with the condemnation proceedings.

     Fourth: To leasehold mortgagee a sum equal to any decrease in its security resulting from the taking.

     Fifth: To LESSEE the residue thereof.

     J. Taking of Less Than Fee Title. On the taking, other than a fee title interest in the premises or improvements or both, the question whether the taking is total, substantial or partial, and the effects on term rent and apportionment of award shall be negotiated. If no portion of the net usable area of the premises is taken, or if the portion thereof so taken is subterranean or aerial and does not interfere with the use of the surface, then LESSEE shall not be entitled to any adjustment of rental hereunder.

     16. DEFAULT; REMEDIES:

     A. Lessee's Default. Each of the following events shall be a default by LESSEE and a breach of this lease:

     1) Failure to Perform Lease Covenants. Abandonment or surrender of the premises or of the leasehold estate, or failure or refusal to pay when due any installment of rent or any other sum required by this lease to be paid by LESSEE, or to perform as required or conditioned by any other covenant or condition of this lease.

     2) Appointment of Receiver. The appointment of a receiver to take possession of the premises or improvements or of LESSEE's interest in the leasehold estate or of LESSEE's operations on the premises for any reason, including, but not limited to, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings, but not including receivership a) pursuant to administration of the estate of any deceased or incompetent LESSEE or of any deceased or incompetent individual member of any LESSEE, or b) pursuant to any mortgage permitted by provisions of this lease relating to purchase or construction of improvements, or c) instituted by COUNTY, the event of default being not the appointment of a receiver at COUNTY'S instance, but the event justifying the receivership, if any.

     3) Insolvency, Bankruptcy. An assignment by LESSEE for the benefit of creditors or the filing of a voluntary or involuntary petition by or against LESSEE under any law for the purpose of adjudicating LESSEE a bankrupt; or for extending time for payment, adjustment or satisfaction of LESSEE's liabilities; or for reorganization, dissolution or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceedings, and all consequent orders, adjudications, custodies and supervision are dismissed, vacated, or otherwise permanently stayed or terminated within sixty (60) days after the assignment, filing or other initial event.

     4) Default in Mortgage Payment. Default in the payment of any loan secured by a leasehold mortgage permitted by this lease to be placed by LESSEE against COUNTY's title or the leasehold or both.

     B. Notice as Precondition to County's Remedies. As a precondition to pursuing any remedy for an alleged default by LESSEE, COUNTY shall, before pursuing any remedy, give notice of default to LESSEE and mortgagees or any qualifying mortgagee stating that the notice was for the purpose of notice under this provision. A qualifying mortgagee is a mortgagee under a mortgage then existing under the provisions of this lease relating to purchase or construction of improvements. Each notice of default shall specify in detail the alleged event of default and the intended remedy.

     C. Mortgagee's Right to Cure Defaults. Each mortgagee under a mortgage then existing shall have thirty (30) days after service of notice of default within which, at mortgagee's election, either:

     1) To cure the default if it can be cured by the payment or expenditure of money; or

     2) If mortgagee does not elect to cure by the payment or expenditure of money, or if the default cannot be cured, to cause the prompt initiation of foreclosure, to prosecute it diligently to conclusion, and to perform and comply with all other covenants and conditions of this lease requiring the payment or expenditure of money by LESSEE until the leasehold estate shall be released or reconveyed from the affect of the mortgage or until it shall be transferred or assigned pursuant to or in lieu of foreclosure.

     D. Lessee's Right to Cure Defaults. If the alleged default is nonpayment of rent, taxes or other sums to be paid by LESSEE as provided in paragraph 5, page 2, hereof on rent, or elsewhere in this lease directed to be paid as rent, LESSEE shall have thirty (30) days after notice is given to cure the default. For the cure of any other default, LESSEE shall promptly and diligently after the notice to commence curing the default and shall have thirty (30) days after notice is given to complete the cure.

     E. Sublessee's Right to Cure Defaults and Attornment. The rights of sublessee to cure defaults and to attorn to COUNTY are set forth in paragraph 12 hereof.

     F. County's Right to Cure Lessee's Defaults. After expiration of the applicable time for curing a particular default, or before the expiration of that time in the event of emergency not involving the payment of rent, taxes or other sums under paragraph 5 (RENT) and paragraph 6 (TAXES AND ASSESSMENTS), COUNTY may, at COUNTY's election, but is not obligated to, make any payment required of LESSEE under this lease or under any note or other document pertaining to the financing of improvements or fixtures on the premises, or perform or comply with any covenant or condition imposed on LESSEE under this lease or any such note or document, and the amount so paid, plus the reasonable cost of any such performance or compliance, plus interest on such sum at the rate of eighteen percent (18%) per year from the date of payment, performance or compliance (herein called "act"), shall be deemed to be additional rent payable by LESSEE with the next succeeding installment of rent. No such act shall constitute a waiver of default or of any remedy for default or render COUNTY liable for any loss or damage resulting from any such act.

     G. County's Remedies. If any default by LESSEE shall continue uncured following notice of default as required by this lease, for the period applicable to the default under the applicable provision of this lease, COUNTY has the following remedies in addition to all other rights and remedies provided by law or equity, to which COUNTY may resort cumulatively or in the alternative:

     1) Nonmonetary Remedies.

     a) Termination. COUNTY may, at COUNTY's election, terminate this lease and LESSEE's right to possession at any time, in accordance with the laws of the State of California. Termination under this paragraph shall not relieve LESSEE from the payment of any sum then due to COUNTY or from any claim for damages previously accrued or then accruing against LESSEE.

     b) Tenant's Right to Possession Not Terminated. COUNTY can continue this lease in full force and effect, and the lease will continue in effect as long as COUNTY does not terminate LESSEE's right to possession, and COUNTY shall have the right to collect rent when due. During the period LESSEE is in default,
COUNTY can enter the premises and relet them, or any part of them, to third parties for LESSEE's account. LESSEE shall be liable immediately to COUNTY for all costs COUNTY incurs in reletting the premises, including, without limitation, brokers' commissions, reasonable expenses of remodeling the premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this lease. LESSEE shall pay to COUNTY the rent due under this lease on the dates the rent is due, less the rent COUNTY receives from any reletting. No act by COUNTY allowed by this paragraph shall terminate this lease unless COUNTY notifies LESSEE that COUNTY elects to terminate this lease. After LESSEE's default and for as long as COUNTY does not terminate LESSEE's right to possession of the premises, if LESSEE obtains COUNTY'S consent, LESSEE shall have the right to assign or sublet its interest in this lease, but LESSEE shall not be released from liability. COUNTY's consent to a proposed assignment or subletting shall not be unreasonably withheld.

     c) Lessee's Personal Property. Subject to the rights of any lienholders, COUNTY may, at COUNTY's election, use LESSEE's personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage or store them for the account and at the cost of LESSEE. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time.

     2) Monetary Remedies-Recovery of Rent. COUNTY shall be entitled, at COUNTY's election, to each installment of rent or to any combination of installments for any period before termination, plus interest at the rate of eighteen percent (18%) per year from the due date of each installment. Proceeds of resetting or attorned subrents shall be applied, when received, as follows:
a) to COUNTY to the extent that the proceeds for the period covered do not exceed the amount due from and charged to LESSEE for the same period, and b) the balance of LESSEE, COUNTY shall make reasonable efforts to mitigate LESSEE's liability under this provision.

     H. Damages. COUNTY shall be entitled, at COUNTY's election, to damages in the following sums: 1) all amounts that would have fallen due as rent between the time of termination of this lease and the time of the claim, judgment or other award, less the proceeds of all relettings and attornments, plus interest on the balance at the rate of eighteen percent (18%) per year, and 2) the "worth" at the time of the claim, judgment or other award, of the amount by which the unpaid rent for the balance of the term exceeds the then fair rental value of the premises at the higher of the fair rental value as then encumbered by the lease and improvements and the fair rental value unencumbered by the lease and improvements. "Worth," as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of San Francisco at the time of the claim, judgment or award, plus one percent (1%).

     I. Assignment of Subrents. LESSEE assigns to COUNTY all subrents and other sums falling due from subtenants, licensees and concessionaires (herein called "subtenants") during any period in which COUNTY has the right under this lease, whether exercised or not, to re-enter the premises for LESSEE's default, and LESSEE shall not have any right to such sums during that period. This assignment is subject and subordinate to any and all assignments of the same subrents and other sums made, before the default in question, to a mortgagee under any mortgage permitted by provisions of this lease relating to purchase or construction of improvements. During the period LESSEE is in default, COUNTY may re-enter the premises and improvements without terminating this lease, and either collect these sums or bring action for the recovery of the sums directly from such obligors, or both. COUNTY shall receive and collect all subrents and proceeds from reletting, applying them: first, to the payment of reasonable expenses (including attorneys' fees or brokers' commissions or both) paid or incurred by or on behalf of COUNTY in recovering possession, placing the premises and improvements in good condition, and preparing or altering the premises or improvements for reletting; second, to the reasonable expense of securing new lessees; third, to the fulfillment of LESSEE's covenants to the end of the term; and fourth, to COUNTY's uses and purposes. LESSEE shall nevertheless pay to COUNTY on the due dates specified in this lease the equivalent of all sums required of LESSEE under this lease, plus COUNTY's expenses, less the proceeds of the sums assigned and actually collected under this provision. COUNTY may proceed to collect either the assigned sums or LESSEE's balances or both, or any installment or installments of them, either before or after expiration of the term, but the period of limitations shall not begin to run on LESSEE's payments until the due date of the final installment to which COUNTY is entitled nor shall it begin to run on the payments of the assigned sums until the due date of the final installment due from the respective obligors.

     J. Unavoidable Default or Delay. Any prevention, delay, nonperformance or stoppage due to any of the following causes shall excuse nonperformance for a period equal to any such prevention, delay, nonperformance or stoppages except the obligations imposed by this lease for the payment of rent, taxes, insurance or obligations to pay money that are treated as rent. The causes referred to above are: strike, lockouts, labor disputes, failure of power, irresistible superhuman cause, acts of public enemies of this state or of the United States, riots, insurrections, civil commotion, inability to obtain labor or materials or reasonable substitutes for either, governmental restrictions or regulations or controls (except those reasonably foreseeable in connection with the uses contemplated by this lease), casualties not contemplated by insurance provisions of this lease, or other causes beyond the reasonable control of the party obligated to perform.

     K. Waiver, Voluntary Acts. No waiver of any default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise. The subsequent acceptance of rent pursuant to this lease shall not constitute a waiver of any preceding default by LESSEE other than default in the payment of the particular rental payment so accepted, regardless of COUNTY's knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension or renewal of the lease or revocation of any notice or other act by COUNTY.

     L. Attorney's Fees. If either party brings any action or proceeding to enforce, protect or establish any right or remedy, the prevailing party shall be entitled to recover reasonable attorney's fees.

     17. Special Provisions:

     A. Instrument of Transfer. This lease shall be subordinate and subject to the provisions and requirements of the Instrument of Transfer by and between the United States and Airport, dated the 9th day of October, 1947, and recorded in Book 1137, at Page 114 of Official Records of Contra Costa County, California.

     B. Nondiscrimination.

     1) LESSEE, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land, that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this lease, for a purpose for which a DOT program or activity is extended or for another purpose involving the provision of similar services or benefits, the lessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in FederallyAssisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     2) LESSEE, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that: (1) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities, (2) in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination, (3) the LESSEE shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     3) That in the event of breach of any of the above nondiscrimination covenants, COUNTY shall have the right to terminate the lease and to reenter and repossess said land the facilities thereon, and hold the same as if said lease had never been made or issued. This provision does not become effective until the procedures of 49 CFT Part 21 are followed and completed including expiration of appeal rights.

     4) LESSEE shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED, THAT the LESSEE may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

     5) Non-compliance with Provision 4 above shall constitute a material breach thereof and in the event of such non-compliance the COUNTY shall have the right to terminate this lease and the estate hereby created without liability therefore or at the election of the COUNTY or the United States either or both said Governments shall have the right to judicially enforce Provisions.

     6) LESSEE agrees that it shall insert the above five provisions in any lease agreement by which said LESSEE grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the premises herein leased.

     7) LESSEE assures that it will undertake an affirmative action program as required by 14 CFR Par 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart
E. LESSEE assures that it will require that its covered suborganizations provide assurances to the LESSEE that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR 152, Subpart E, to the same effort.

     C. Airport Use and Development.

     1) COUNTY reserves the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or view of LESSEE and without interference or hindrance.

     2) COUNTY reserves the right, but shall not be obligated to the lessee to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport together with the right to direct and control all activities of the lessee in this regard.

     3) This lease shall be subordinate to the provisions and requirements of any existing or future agreements between the County and the United States, relative to the development, operation or maintenance of the airport.

     4) There is hereby reserved to the COUNTY, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the premises herein leased. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on Buchanan Field airport.

     5) Any physical taking of the subject premises for use by the Airport shall be considered a taking pursuant to the governmental power of eminent domain and such condemnation shall be treated as such pursuant to the terms and conditions of paragraph 14, page 27.

     D. Development of Premises.

     1) LESSEE agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulation in the event future construction of a building is planned for the leased premises, or in the event of any planned modification or alteration of any present of future building or structure situated on the leased premises.

     2) LESSEE agrees that it will not erect nor permit the erection of any structure or object, nor permit the growth of any tree on the leased premises to exceed the established height contours. In the event the aforesaid covenants are breached, the COUNTY reserves the right to enter upon the leased premises hereunder and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of LESSEE.

     3) LESSEE by accepting this lease agrees that it will not take use of the leased premises in any manner which might interfere with the landing and taking off of aircraft from Buchanan Field Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, the COUNTY reserves the right to enter upon the premises hereby leased and cause the abatement of such interference at the expense of the LESSEE.

     4) It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act of 1958 (49 U.S.C. 1349a).

     5) This lease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of said airport or the exclusive or non-exclusive use of the airport by the United States during the time of war or national emergency.

     18. General Conditions; Miscellaneous Provisions:

     A.

     1) DELETED -- SEE AMENDMENT

     2) Writing. All notices must be in writing.

     3) Delivery. Notice is considered given either a) when delivered in person to the recipient names as below or b) on the date shown on the return receipt after deposit in the United States mail in a sealed envelope or container, either registered or certified mail, return receipt requested, postage and postal charges prepaid, addressed by name and address to the party or person intended as follows:

         Notice to COUNTY:                  Manager of Airports

                           171 John Glenn Drive

                           Concord, California 94520



         Notice to LESSEE:



     B. Entire Agreement. This lease contains the entire agreement between the parties. No promise; representation, warranty or covenant not included in this lease has been or is relied on by either party. Each party has relied on his own examination of this lease, the counsel of his own advisors, and the warranties, representations and covenants in the lease itself. The failure or refusal of either party to inspect the premises or improvements, to read the lease or other document, or to obtain legal or other advice relevant to this transaction constitutes a waiver of any objection, contention or claim that might have been based on such reading, inspection or advice.

     C. Severability. The invalidity or illegality of any provision shall not affect the remainder of the lease.

     D. Successors. Subject to the provisions of this lease on assignment and subletting, each and all of the covenants and conditions of this lease shall be binding on and shall inure for the benefit of the heirs, successors, executors, administrators, assigns and personal representatives of the respective parties.

     E. Lessee's Duty to Surrender. At the expiration or earlier termination of the term, LESSEE shall surrender to COUNTY the possession of the premises. Surrender or removal of improvements, fixtures, trade fixtures and improvements shall be as directed in provisions of this lease on ownership of improvements at termination.

     F. Recordation of Abstract Only. This lease shall not be recorded; only a memorandum of this lease shall be recorded. The parties shall execute the memorandum in form and substance as required by a title insurance company insuring LESSEE's leasehold estate or the interest of any leasehold mortgagee or mortgagee, and sufficient to give constructive notice of the lease to subsequent purchasers and mortgagees.

     G. The captions and the table of contents of this lease shall have no effect on its interpretation.

     H. No encroachment will be allowed on any of the Airport imaginary approach surfaces as defined by Federal Air Regulation Part 77, and as shown on the current Airport Layout Plan and further as described similarly by the Airport Land Use Commission. It shall be the LESSEE's responsibility to assure that no encroachment occurs. Contra Costa County requires that LESSEE submit written certification that the building location does not encroach above any of the imaginary surfaces and further requires that a registered surveyor attest to the adequacy of the clearance for the imaginary surfaces.

     I. TIME IS OF THE ESSENCE of each and all of the terms and provisions of this lease.

COUNTY                                      LESSOR


COUNTY OF CONTRA COSTRA, a
political subdivision of
the State of California             By  /s/


By  /s/                                 General Partner
   Chairman, Board of                   Title
   Supervisors

ATTEST:  PHIL BATCHELOR, CLERK OF   By
         THE BOARD OF SUPERVISORS
         AND COUNTY ADMINISTRATOR
                                     Title

By  /s/
   Deputy Clerk


RECOMMENDED FOR APPROVAL:          APPROVED AS TO FORM:

                                    VICTOR J. WESTMAN,
                                    County Counsel
By  /s/
   Deputy County
   Administrator                    By  /s/


By  /s/
   Deputy Public Works
   Director Buildings
   and Grounds


By  /s/
   Lease Manager


By  /s/
   Manager of Airports

                                    EXHIBIT C

                            FIRST AMENDMENT TO LEASE
                                       AND
                              CONSENT TO ASSIGNMENT

                             SOLANO WAY PARTNERSHIP
                                4901 Marsh Drive
                                Concord, CA 94520

                             Buchanan Field Airport


     1. PARTIES. Effective on _____________, the COUNTY OF CONTRA COSTA, a political subdivision of the State of California, hereinafter called "Airport," and THE SOLANO WAY PARTNERSHIP, a California General Partnership formed under the laws of the State California, hereinafter called "Tenant," hereby mutually agree as follows:

     2. PURPOSE. Airport is the owner of certain real property located in the City of Concord, California, near the Buchanan Field Airport. Said property was leased by Airport to Tenant pursuant to a written lease dated August 20, 1985 (the "Original Lease"). The Original Lease, together with the amendment and all of the assignments described herein shall be referred to as the "Lease". In January 1990, Tenant assigned its leasehold interest to Comerica Bank-Detroit, a Michigan banking corporation, as security for a loan. On January 23, 1990, Airport consented to said leasehold assignment by Tenant, as provided in the Lease. On May 1, 1991, Tenant further assigned its leasehold interest for the purpose of securing a loan by entering into a Deed of Trust with Assignments of Rents, and a Promissory Note Secured By a Deed of Trust, each as further described herein. A purpose of this Agreement is to provide the necessary consent to said assignment.

     Subsection 5.D. Consumer Price Index Adjustment, of the Lease states that rent for the leased premises shall be revalued after the first ten years of the lease term and every five years thereafter based upon the fair market value of the land. The purpose of the First Amendment to Lease is 1) to amend Section 5. Rent, of the Lease to provide for said revaluation of rent, as further described herein, and 2) to amend Section 18. General Conditions: Miscellaneous Conditions pertaining to Notice.

     3. CONSENT TO ASSIGNMENT.

     On May 1, 1991, Tenant, as Trustor, entered into a Deed of Trust with Assignments of Rents ("Deed") with Chicago Title Company, as Trustee, and with the Chrysler Credit Corporation, a Delaware corporation, as the Beneficiary. On May 1, 1991, Tenant also signed a Promissory Note Secured By a Deed of Trust
("Promissory Note") promising to repay the Chrysler Credit Corporation a specified sum. Both the Deed and the Promissory Note acted to assign Tenant's leasehold estate in the premises as security for said Deed and Promissory Note. The Deed and the Promissory Note are together attached hereto and made a part hereof as Exhibits "C" and "D". Airport hereby acknowledges and consents to such assignment by Tenant, and agrees that said Deed and Promissory Note are permitted leasehold encumbrances, and are leasehold mortgages, as defined in Section 11.A. of the Lease; provided, however, that neither the Deed, the Promissory Note, nor any of the loan instruments referenced therein, shall be construed to impose any obligation on Airport, and that Airport's consent herein given does not constitute a consent to any additional loan or loans, or to a waiver of any of the terms and conditions set forth in the Lease, and shall not act to alter, amend, or subordinate all or any part of this Lease.

     4. AMENDMENT.

     A. Section 5. Rent, shall be deleted in its entirety and replaced with the following:

     5. RENT. Tenant shall pay to Airport monthly rent as follows:

     A. Base Rent. Beginning January 1, 1996, Tenant shall pay base rent ("Base Rent") to Airport equal to Nine Thousand Four Hundred Twenty and No/100 Dollars ($9,420.00) per month, for the 4 acre site shown as parcels A and B on Exhibit "B" of the Original Lease. Said parcels of land shall hereinafter together be referred to as the "4 Acre Site". Said Base Rent shall be paid at the beginning of each month during the term of this Lease, subject to the revisions described in Subsections 5.D., 5.E., and 5.F., herein.

     B. Additional Base Rent. Beginning September 1, 1998, Tenant shall pay to Airport, in addition to the Base Rent described in Subsection 5.A. Base Rent above, additional base rent ("Additional Base Rent") each month, for the 2.1 acre site shown as Parcel C on Exhibit "B" of the Original Lease, the "2.1 Acre Site", equal to fifty percent (50%) of the per-square-foot rate paid for the 4 Acre Site, described in Subsection 5.A. Base Rent, herein, at that time. For example, if, on September 1, 1998, Base Rent, for the 4 Acre Site, is $9,500.00 per month, this equals a per square- foot rate of $.0545 ($9,500.00/(4 acres X 43,560 sf)). In this example, Additional Base Rent for the 2.1 Acre Site would be $2,495.00 (rounded) per month (2.1 acres X 43,560 sf X ($.0545/2)).
Additional Base Rent shall be adjusted at the same time that Base Rent is adjusted as provided in Subsections 5.D., 5.E., and 5.F. herein.

     C. Per-Vehicle-Fees. Beginning January 1, 1996, and continuing for every month thereafter during the term of this Lease, Tenant shall pay to Airport, as additional rent, a per- vehicle-fee (a "Per-Vehicle-Fee") for every new or used vehicle sold above a base number of 140 vehicles per month, except as otherwise provided herein. Per-Vehicle-Fee payments shall be calculated and made on or before the tenth (10th) day of each month and shall represent vehicles sold in the most recent previous month.

     The fee used in the calculation of Per-Vehicle-Fees described herein beginning January 1, 1996, shall be $50.00 per vehicle, and shall be subject to revision as described herein. For example, if Tenant sold 140 or fewer new or used cars in the previous month, Tenant shall not pay a Per-Vehicle-Fee to Airport for that month. However, if Tenant sold 150 cars, for example, in the previous month, and the per-vehicle-fee was $50.00 per car at that time, Tenant would pay a Per-Vehicle-Fee to Airport equal to $500.00 (150 - 140 = 10 cars X $ 50.00).

     Beginning January 1, 1997, the Per-Vehicle-Fee shall be adjusted annually for CPI increases as described in Subsection 5.D. Consumer Price Index Adjustment herein. The Per-Vehicle-Fee shall never be less than the preceding year's Per-Vehicle-Fee.

     All new or used cars sold by Tenant in a particular month, that are not otherwise excludable as provided herein, shall be included in the calculation of Per-Vehicle-Fees for that month. All vehicles 1) which specifically qualify as "fleet sales", as defined herein, and which are sold to rental car companies or to governmental agencies, or 2) which qualify as fleet sales and are specifically approved as excludable, in writing, by the Manager of Airports, or
3) which are sold wholesale to others, shall be excluded from the calculation of Per-Vehicle-Fees. For the purposes of this Subsection, "fleet sales" shall be defined as any bulk sale of ten (10) or more vehicles, sold during a single transaction, to an individual business or entity. For example, sales of vehicles that do not qualify as "fleet sales", shall not be excluded from the calculation of Per-Vehicle-Fees, nor shall fleet sales that are not approved as excludable by the Manager of Airports, in writing.

     Each Per-Vehicle-Fee payment shall be accompanied by a statement signed by a responsible accounting officer of Tenant listing the number of new vehicles sold during the past month. Airport shall be entitled during the term of this Lease, and for that period of time thereafter that Tenant is required by law to keep its California Department of Motor Vehicles Report of Sales Books, to inspect and examine said books. The receipt by the Airport of any statement, or the payment of any Per-Vehicle-Fees, shall not bind the Airport as to the correctness of the statement or the payment.

     D. Consumer Price Index Adjustment. Beginning on January 1, 1997, and annually on each January 1, during the term of this Lease, Airport without prior notice to Tenant, shall revise Base Rent, as described in Subsection 5.A. Base Rent hereinabove, by multiplying said Base Rent figure times one plus the one-year change in the Consumer Price Index ("CPI") as further described hereinbelow. However, any increase in rents based on the CPI shall be limited to a maximum of ten percent (10%) per annum of rental then in effect, or a maximum of twenty-five percent (25%) over any five (5) year period. Such rental shall be automatically increased on the same date each year during the term of this Lease or any extensions thereto or holdover thereof.

     For the purposes of calculating the adjustments to rent provided in this Lease, the one-year change in the CPI, as herein used, shall be calculated by taking the CPI figure reported for the month just prior to the adjustment date, subtracting the CPI figure reported twelve (12) months previously, (the "1 Year CPI") and dividing the result by the 1 Year CPI. For example, if rent is to be adjusted effective January 1, 1997, the CPI figure reported for December 1995 (the 1 Year CPI) will be subtracted from the CPI figure reported for December 1996, and the result will be divided by the December 1995 figure. The resulting CPI figure shall be calculated to the nearest one-tenth of one percent. The CPI figures used in the above calculations shall be as stated in the San Francisco-Oakland-San Jose Consumer Price Index, All Urban Consumers (1982-84 =
100), promulgated by the Bureau of Labor Statistics, or any successor or substitute index published as a replacement for that Index by said Department or by any other United States governmental agency.

     For example, if Base Rent for December 1996 is $9,420.00 per month, the CPI figure for December 1996 is 154.5, and the CPI figure for December 1995 was 150.0, then Base Rent would be revised to $9,705.00 (rounded) effective January 1, 1997, as follows: ($9,420.00 X (((154.5 - 150.O)/150.0) + 1)).

     E. Fair Rental Revaluation: On January 1, 2001, and on January 1, 2006, 2011, and 2016, in addition to the rent adjustments described in Subsection 5.D. Consumer Price Index Adjustment above, Airport shall revise Base Rent, as described herein, in effect at the time of such revision, based upon the fair market value of the land.

     For the purposes of revaluing the Base Rent, only the 4 Acre Site described in Subsection 5.A. Base Rent above shall be valued. The resulting value per square foot shall then be used to revise both Base Rent, for the 4 Acre Site, and Additional Base Rent, for the 2.1 Acre Site, as defined and provided herein.

     The fair market value of the land shall be determined as though the land constituting the premises were unencumbered by this Lease, and shall be based on the higher of the fair market value of the leasehold land with the highest and best use established as a Light Industrial site or as a new car automobile dealership. Base Rent or Additional Base Rent shall not be reduced by the revaluations just described, nor shall Base Rent or Additional Base Rent be increased by more than twenty-five percent (25%) above their levels stated five
(5) years previous.

     For example, say Base Rent in 1996 is $100,000 per year, and is increased by annual CPI adjustments to $120,000 per year by the year 2001. Then in 2001, a fair market valuation of the land indicated that Base Rent should be $140,000 per year.

Because of the 25% cap described above, rent shall only be increased by the fair market revaluation to $125,000 per year ($100,000 X 1.25), a $5,000.00 increase. If, however, annual CPI adjustments increase rent to $125,000 per year by the year 2001, and the five year revaluation of the land indicates a Base Rent of $125,000, then rent shall remain at $125,000, until the next annual CPI adjustment. Base Rent will then continue to be subject to increases as described herein.

     F. Rental Revision: If, for any reason, either Base Rent, Additional Base Rent, or the Per-Vehicle-Fee, described herein, is not revised at such time or times as herein specified, said rental shall continue to be subject to revision in the manner herein specified and, when so revised, shall be retroactive to the date the revised rental should have become effective. Neither the Fair Rental Revaluations described in Subsection 5.E. Fair Rental Revaluation, nor the CPI revisions described in Subsection 5.D. Consumer Price Index Adjustment shall be applied to reduce either Base Rent, Additional Base Rent, or Per-Vehicle-Fees below their levels existing just prior to said revaluation or revision.

     G. Payment of Rent: All payment of rent required to be paid to the Airport under the terms of this Lease shall be made in lawful money of the United States, which at the time of such payment shall be legal tender for the payment of public and private debts, free from all claims, demands, setoffs or counter claims of any kind or character against Airport, and shall be payable to Contra Costa County at the office of the Manager of Airports, 550 Sally Ride Drive, Concord, California 94520, or at such other place or places as may from time to time be designated by the Airport by written notice give to the Tenant.

     H. Arbitration: In the event the parties hereto are unable to agree upon any rental, then upon thirty (30) days' written notice by Airport to Tenant, the matter shall be submitted to and decided by a board of arbitrators consisting of three (3) M.A.I. appraisers; one to be appointed by Airport, one by Tenant, and a third by the two appraisers so appointed. Should Tenant fail or refuse to appoint an arbitrator within thirty (30) days after delivery of notice from Airport, then the rental established by Airport shall be deemed accepted by Tenant. In the event the two arbitrators chosen by the parties hereto are unable to agree upon the third arbitrator, such arbitrator shall be appointed by a judge of the Contra Costa County Superior Court upon application of either Airport or Tenant to said court, but such application shall not be made until such party shall have given twenty (20) days advance notice in writing to the other of its intention so to do. The arbitrators as soon as possible after their selection, shall meet to hear and decide the questions submitted to them and shall, within a reasonable period of time, give to each of the parties hereto notice of the time and place of such meeting. The hearings of the board of arbitrators shall be conducted in a lawful manner. The written decision of the board, signed by at least a majority of the arbitrators, shall determine the matter and such determination shall be final and conclusive upon the parties hereto; upon decision of the arbitrators, the rental payment shall be retroactive to its increase date as determined herein. The fees and expenses of arbitration shall be borne as the parties may agree prior to arbitration, or, in case of disagreement, shall be apportioned by the board of arbitrators.

     I. Delinquent Rent. In addition to other remedies contained in Section 16.A., entitled "Lessee's Default", in the event that Tenant shall become delinquent in paying to Airport any rent payment due under this Lease, Tenant shall pay to Airport interest on said unpaid balance at the interest rate of eighteen percent (18%) per annum from the date such payment was due and payable until the date such payment is made in full.

     B. Section 18., Subsection A. Notice, shall be deleted in its entirety and replaced with the following:

     A. Notices: Any and all notices given under this Lease, or otherwise, may be served by enclosing same in a sealed envelope addressed to the party intended to receive same, at its address, and deposited in the Untied States Post Office as certified mail with postage prepaid. When so given, such notice shall be effective forty-eight (48) hours from the date of the mailing of the same. For the purposes thereof, unless otherwise provided in writing by the parties hereto, the address of Airport, and the proper party to receive any such notices on its behalf is:

                           Manager of Airports
                           Buchanan Field Airport
                           550 Sally Ride Drive
                           Concord, CA  94520

                  and the address of Tenant is:

                           Mr. Bernard L. Magnussen
                           The Solano Way Partnership
                           545 Middlefield Road, Suite 240
                           Menlo Park, CA  94025

                  and the address of Leasehold Mortgagees are:

                           Comerica Bank - Detroit
                           7901 Stoneridge Drive, Suite 247
                           Pleasanton, CA  94566
                                    And
                           Chrysler Credit Corporation
                           4900 Hopyard Road, Suite 320
                           Pleasanton, CA  94566
                           ATTN: J. Moniz

                  With copy to:

                           Gregory E. Stubbs, Esq.
                           Stubbs, Hittig & Leone
                           1390 Market Street, Suite 818
                           San Francisco, CA  94102


     4. EXCEPT for the amendments agreed to herein, the Lease of August 20, 1985, as amended, remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the above date.


SIGNATURES

AIRPORT

CONTRA COSTA COUNTY, a political subdivision of the State of California


By ____________________________
   J. Michael Walford,
   Public Works Director

TENANT

THE SOLANO WAY PARTNERSHIP



By ____________________________
   Bernard L. Magnussen,
   General Partner


RECOMMENDED FOR APPROVAL:       By:_____________________________



By ____________________________
   DeRoyce Bell,
   Deputy County Administrator



By ____________________________
   Harold E. Wight,
   Manager of Airports



By ____________________________
   Dick R. Awenius,
   Airports Lease Manager


APPROVED AS TO FORM:

  VICTOR J. WESTMAN,
  County Counsel



By ___________________________
   Sharon L. Anderson
   Deputy County Counsel

     DO NOT DESTROY THIS NOTE:

     WHEN PAID, THIS NOTE AND THE DEED OF TRUST SECURING SAME MUST BE SURRENDERED TO TRUSTEE FOR CANCELLATION BEFORE RECONVEYANCE WILL BE MADE.

                    PROMISSORY NOTE SECURED BY DEED OF TRUST


$1,737,851.00                                        San Francisco, California
(9.94%)                                                            May 1, 1991

     For value received, THE SOLANO WAY PARTNERSHIP, promises to pay to CHRYSLER CREDIT CORPORATION, or order, at its offices at 4900 Hopyard Road, Pleasanton, California 94588, or at such other place as the holder may from time to time designate by written notice to maker, the principal sum of ONE MILLION SEVEN HUNDRED THIRTY SEVEN THOUSAND EIGHT HUNDRED FIFTY ONE DOLLARS ($1,737,851.00) with interest from the date of advance under this note until paid at the rate of NINE AND NINETY-FOUR HUNDREDTHS percent (9.94%) per annum on the balance remaining from time to time unpaid. Principal and interest shall be due and payable in lawful money of the United States of America.

     This note is due and payable as follows: On the first day of the month immediately following the date of advance hereunder interest only shall be due and payable for the period commencing on the date of advance to said first day; thereafter on the first of each succeeding month the note is due and payable in monthly installments of TWENTY TWO THOUSAND NINE HUNDRED EIGHT DOLLARS AND THIRTEEN CENTS ($22,908.13). Each of such installments shall be applied first to interest and the balance to principal until the first day of the sixty-first month after the date of advance when the entire balance of principal then outstanding together with interest accrued thereon shall be paid in full.

     If default occurs in the payment of any sum under this note when due, or in the performance of any of the agreements contained in the deed of trust securing this note, any loan agreement between maker or THE SOLANO WAY PARTNERSHIP, as borrower and CHRYSLER CREDIT CORPORATION as lender, any guarantee between CHRYSLER CREDIT CORPORATION and maker or MAGNUSSEN DODGE, BERNARD MAGNUSSEN or BOYDE D. BARBEE, as Guarantor then the entire principal sum and accrued interest shall at once become due and payable without notice, at the option of the holder of this note. Failure to exercise such option shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

     This Promissory Note evidences borrowing under and is subject to the terms of a Loan Agreement between the Borrower and Lender dated May 1, 1991 and the terms, conditions and promises of that Agreement are hereby incorporated in this Promissory Note by reference as fully as if set out herein.

     In case of default in the payment of any amounts due hereunder which shall continue for more than 5 days, or default under any instruments securing this Note which shall continue beyond the applicable grace period, if any, then, or at any time thereunder during default the holder hereof may, without notice, declare the entire debt then remaining unpaid immediately due and payable.

     During the period of any default under the terms of this note the interest rate on the entire indebtedness then outstanding shall be at the rate of 25% per annum until such default be cured. For this purpose default means the failure to make a payment on the date due. Any late payment may be subject to the imposition of a late charge of 5% of the unpaid amount.

     The Borrower, and each endorser, surety, guarantor and other party who may be or become liable for the payment of this note, waives presentment for payment, demand, notice of dishonor, protest and notice of protest, notice of nonpayment, delays in collection, and agree that the holder hereof may at any time, and from time to time, extend the time for, or the due date of, any payment due hereunder, or otherwise modify the terms of payment of all or any Part of the indebtedness evidenced by this note, whether such extension or modification shall be granted or made before, at, or after maturity, and agrees that at any time while this note shall be in default, all indebtedness due hereunder shall, at the option of the holder hereof, be and become immediately due and payable without demand or notice, and agrees to pay all costs of collection, including reasonable attorney's fees, whether suit shall be brought or not.

     Under any default hereunder all persons liable hereon promise to pay all costs of collection, enforcement and defense of this instrument and the obligations there in and legal proceedings related, ancillary, or supplementary thereto, including reasonable attorney's fees. It is expressly agreed that such costs and attorney fees, aforesaid, shall include such as may be incurred by the holder hereof in prosecuting or resisting any proceedings in appellate courts before or after final decision of a court of competent jurisdiction arising out of any action to collect, enforce or defend the herein instrument and indebtedness and any and all other instruments, agreements, liens, assignments or security agreements entered into in connection herewith.

     Notwithstanding anything contained herein to the contrary no holder of this note shall ever be entitled to receive, collect or apply, as interest on the obligation, any amount in excess of the maximum lawful rate under applicable law, and in the event the holder hereof ever receives, collects or applies as interest, any Such excess, such amount which would be excessive interest shall be applied to the reduction of the principal debt; and, if the principal debt is paid in full, any remaining excess shall forthwith be paid to Borrower.

     Should interest not be paid as required under this note, it shall bear like interest as the principal but such interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate then permitted for nonconsumer loans in California.

     In the event that the leasehold estate in the real property which is given as security for this note, as provided in that certain deed of trust of even date herewith and referred to above, or any part of it or any interest in it is assigned, sold, further encumbered or if it is agreed that it will be assigned, sold, conveyed, further encumbered, or alienated by the trustor, or by the operation of law or otherwise, all obligations described in this note and secured by the said deed of trust, irrespective of the maturity dates expressed herein, at the option of the holder, and without demand or notice, shall immediately become due and payable.

                           THE SOLANO WAY PARTNERSHIP



                           By __________________________________
                               General Partner

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